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                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                           PETCO ANIMAL SUPPLIES, INC.

                                       and

                            BD RECAPITALIZATION CORP.

                                   Dated as of

                                  May 17, 2000



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                                TABLE OF CONTENTS
                                -----------------


                                                                            Page
                                                                            ----

AGREEMENT AND PLAN OF MERGER...................................................1

ARTICLE I         DEFINITIONS..................................................2
  Section 1.1       Certain Definitions........................................2
                    -------------------
  Section 1.2       Terms Generally............................................8
                    ---------------

ARTICLE II        THE MERGER...................................................9
  Section 2.1       The Merger.................................................9
                    ----------
  Section 2.2       Conversion (Or Retention) of Shares........................9
                    -----------------------------------
  Section 2.3       Payment of Cash for Other Shares..........................11
                    --------------------------------
  Section 2.4       Exchange of Stock Certificates............................13
                    ------------------------------
  Section 2.5       Dissenting Shares.........................................14
                    -----------------
  Section 2.6       Stock Options.............................................15
                    -------------

ARTICLE III       THE SURVIVING CORPORATION...................................15
  Section 3.1       Certificate of Incorporation..............................15
                    ----------------------------
  Section 3.2       Bylaws....................................................16
                    ------
  Section 3.3       Directors and Officers....................................16
                    ----------------------

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OFTHE COMPANY................16
  Section 4.1       Corporate Existence and Power.............................16
                    -----------------------------
  Section 4.2       Corporate Authorization...................................16
                    -----------------------
  Section 4.3       Corporate Records.........................................17
                    -----------------
  Section 4.4       Consents and Approvals; No Violation......................17
                    ------------------------------------
  Section 4.5       Capitalization............................................18
                    --------------
  Section 4.6       Company SEC Reports.......................................20
                    -------------------
  Section 4.7       Provided Information......................................21
                    --------------------
  Section 4.8       Absence of Certain Changes or Events......................21
                    ------------------------------------
  Section 4.9       Accounts Payable and Inventory............................25
                    ------------------------------
  Section 4.10      No Undisclosed Material Liabilities.......................25
                    -----------------------------------
  Section 4.11      Litigation................................................25
                    ----------
  Section 4.12      Taxes.....................................................26
                    -----
  Section 4.13      Employee Benefit Plans; ERISA.............................28
                    -----------------------------
  Section 4.14      Labor Matters.............................................31
                    -------------
  Section 4.15      Compliance with Laws and Court Orders.....................33
                    -------------------------------------
  Section 4.16      Finders' Fees.............................................33
                    -------------
  Section 4.17      Environmental Matters.....................................33
                    ---------------------
  Section 4.18      Subsidiaries..............................................34
                    ------------
  Section 4.19      Year 2000 Matters.........................................35
                    -----------------
  Section 4.20      Insurance.................................................35
                    ---------
  Section 4.21      Suppliers.................................................36
                    ---------
  Section 4.22      Personnel, etc............................................36
                    ---------------
  Section 4.23      Stockholders Rights Plan..................................36
                    ------------------------
  Section 4.24      Contracts.................................................36
                    ---------
  Section 4.25      Permits; Compliance with Applicable Laws and Material
                    -----------------------------------------------------
                    Agreements................................................38
                    ----------
  Section 4.26      Intellectual Property.....................................38
                    ---------------------
  Section 4.27      Related Party Transactions................................41
                    --------------------------
  Section 4.28      Real Estate...............................................41
                    -----------
  Section 4.29      Assets....................................................44
                    ------
  Section 4.30      Opinion of Financial Advisor..............................44
                    ----------------------------
  Section 4.31      State Anti-takeover Statutes; Delaware Section 203........44
                    --------------------------------------------------
  Section 4.32      International Trade Laws and Regulations..................46
                    ----------------------------------------
  Section 4.33      Investments in Affiliated Entities........................45
                    ----------------------------------
  Section 4.34      Nasdaq Listing; Holders of Equity Securities as of Record
                    ---------------------------------------------------------
                    Date For Most Recent Meeting of Stockholders..............46
                    ---------------------------------------------

ARTICLE V         REPRESENTATIONS AND WARRANTIES OF MERGERSUB.................46
  Section 5.1       Corporate Existence and Power.............................46
                    -----------------------------
  Section 5.2       Corporate Authorization...................................47
                    -----------------------
  Section 5.3       Governmental Authorization................................47
                    --------------------------
  Section 5.4       Non-contravention.........................................47
                    -----------------
  Section 5.5       Disclosure Documents......................................47
                    --------------------
  Section 5.6       Finders' Fees.............................................48
                    -------------
  Section 5.7       Financing.................................................48
                           ---------

ARTICLE VI        COVENANTS OF THE COMPANY....................................48
  Section 6.1       Conduct of the Company....................................48
                    ----------------------
  Section 6.2       Company Stockholders Meeting..............................51
                    ----------------------------
  Section 6.3       Access to Information; Right of Inspection................52
                    ------------------------------------------
  Section 6.4       Other Potential Acquirers.................................52
                    -------------------------
  Section 6.5       Resignation of Directors..................................56
                    ------------------------
  Section 6.6       WARN Act..................................................56
                    --------
  Section 6.7       Lease Consents............................................56
                    --------------

ARTICLE VII       COVENANTS OF MERGERSUB......................................56
  Section 7.1       Director and Officer Liability............................56
                    ------------------------------

ARTICLE VIII      COVENANTS OF MERGERSUB ANDTHE COMPANY.......................56
  Section 8.1       Reasonable Best Efforts...................................57
                    -----------------------
  Section 8.2       Consents and Approvals....................................57
                    ----------------------
  Section 8.3       Certain Filings...........................................58
                    ---------------
  Section 8.4       HSR Act...................................................59
                    -------
  Section 8.5       Advice of Changes.........................................59
                    -----------------
  Section 8.6       Financing.................................................59
                    ---------
  Section 8.7       Recapitalization..........................................60
                    ----------------
  Section 8.8       Public Announcements......................................60
                    --------------------
  Section 8.9       Further Assurances........................................60
                    ------------------
  Section 8.10      Notices of Certain Events.................................60
                    -------------------------

ARTICLE IX        CONDITIONS TO THE MERGER....................................61
  Section 9.1       Conditions to the Obligations of Each Party...............61
                    -------------------------------------------
  Section 9.2       Conditions to the Obligations of MergerSub................61
                    ------------------------------------------
  Section 9.3       Conditions to the Obligations of the Company..............63
                    --------------------------------------------

ARTICLE X         TERMINATION.................................................63
  Section 10.1      Termination...............................................63
                    -----------
  Section 10.2      Termination Fee...........................................65
                    ---------------
  Section 10.3      Effect of Termination.....................................66
                    ---------------------

ARTICLE XI        MISCELLANEOUS...............................................66
  Section 11.1      Notices...................................................66
                    -------
  Section 11.2      Survival of Representations and Warranties................68
                    ------------------------------------------
  Section 11.3      Amendments and Waivers....................................68
                    ----------------------
  Section 11.4      Expenses..................................................68
                    --------
  Section 11.5      Successors and Assigns; Assignment........................69
                    ----------------------------------
  Section 11.6      Governing Law.............................................69
                    -------------
  Section 11.7      Counterparts; Effectiveness...............................69
                    ---------------------------
  Section 11.8      Severability..............................................69
                    ------------
  Section 11.9      Specific Performance......................................69
                    --------------------
  Section 11.10     Entire Agreement; No Third-party Beneficiaries............69
                    ----------------------------------------------
  Section 11.11     "Knowledge"...............................................70
                    -----------







                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER, dated as of May 17, 2000 (this "Agreement"), by and between Petco Animal Supplies, Inc., a Delaware corporation (the "Company"), and BD Recapitalization Corp., a Delaware corporation ("MergerSub").

         `WHEREAS, it is the intention of the parties that MergerSub shall merge with and into the Company (the "Merger"), with the Company being the surviving corporation;

         WHEREAS, a Special Committee (the "Special Committee") of the Board of Directors of the Company (composed entirely of directors who have no direct or indirect interest in the transactions contemplated hereby) has unanimously determined, and the Board of Directors of the Company has unanimously determined, that the Merger and the other transactions contemplated by this Agreement, are fair to, advisable and in the best interests of the Company and its stockholders, and each of the Special Committee and the Board of Directors of the Company has approved this Agreement and recommended its adoption by the stockholders of the Company;

         WHEREAS, the Special Committee, the Board of Directors of the Company and the sole stockholder of MergerSub have each approved and adopted this Agreement and have approved the transactions contemplated hereby;

         WHEREAS, as of the date hereof, certain holders of outstanding capital stock of the Company have entered into a voting agreement (the "Voting Agreement") with respect to approximately 0.6% of the outstanding capital stock of the Company and certain employees of the Company have entered into employment agreements which are conditioned upon the consummation of the Merger and, following the date hereof, but on or prior to the consummation of the Merger, the stockholders who are parties to the Voting Agreement and certain additional stockholders will enter into a stockholders agreement in the form attached as an exhibit to the Voting Agreement;

         WHEREAS, MergerSub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger (as defined below) and also to prescribe certain conditions to the Merger; and

         WHEREAS, it is intended that the Merger be accounted for as a "Recapitalization" for financial reporting purposes.


         NOW,   THEREFORE,   in   consideration   of  the   foregoing   and  the
representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1 Certain Definitions.  For purposes of this Agreement,  the following
            -------------------
terms shall have the respective meanings set forth below:

         "Affiliate" of a Person shall mean any Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person.

         "Affiliated Entity" shall mean any corporation or other entity in which the Company or any Subsidiary owns capital stock, a limited partnership interest or other security which constitutes at least 10% of all of such outstanding securities or class of securities.

         "Aggregate Spread Amount" shall have the meaning given to it in Section 2.2(d).

         "Balance Sheet" shall mean the consolidated balance sheet of the Company as of January 29, 2000 (and the notes thereto) set forth in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2000.

         "Balance Sheet Date" shall mean January 29, 2000.

         "Business Day" shall mean any day that is not a Saturday, Sunday or legal holiday in the State of New York.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Common  Share  Exchange  Ratio"  shall have the  meaning  set forth in
Section 2.2(d).

         "Common Shares" shall mean the shares of Common Stock.

         "Common Stock" shall mean the capital stock of the Company designated as common stock, $0.0001 par value per share.

         "Company"   shall   mean   Petco  Animal  Supplies, Inc.,  a   Delaware
corporation.

         "Company Proxy Statement" shall have the meaning set forth in Section 4.4.

         "Company SEC Reports" shall have the meaning set forth in Section 4.6.

         "Company  Securities"  shall  have the  meaning  set  forth in  Section
4.5(b).

         "Company  Stockholders  Meeting"  shall have the  meaning  set forth in
Section 6.2.

         "Contracts" shall have the meaning set forth in Section 4.24.

         "Current Policies" shall have the meaning set forth in Section 7.1.

         "Delaware Corporate Law" shall mean the Delaware General Corporation Law, as amended.

         "Director Options" shall mean the outstanding options to acquire Shares granted to directors of the Company.

         "Disbursing Agent" shall have the meaning set forth in Section 2.3.

         "Disclosure Letter" shall have the meaning set forth in the preamble to
Article IV.

         "Dissenting Shares" shall have the meaning set forth in Section 2.5.

         "Effective Time" shall have the meaning set forth in Section 2.1(b).

         "Employee Options" shall mean the outstanding options to acquire Shares granted to employees or consultants of the Company.

         "Environmental  Claims"  shall  have the  meaning  set forth in Section
4.17.

         "Environmental Laws" shall have the meaning set forth in Section 4.17.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Expenses" shall have the meaning set forth in Section 10.2.

         "Financing" shall have the meaning set forth in Section 5.7.

         "Financing Letters" shall have the meaning set forth in Section 5.7.

         "GAAP" shall mean generally accepted accounting principles, as in effect in the United States, from time to time.

         "Governmental Authority" shall mean any agency, public or regulatory authority, instrumentality, department, commission, court, ministry, tribunal or board of any government, whether foreign or domestic and whether national, federal, tribal, provincial, state, regional, local or municipal.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Insurance Policies" shall have the meaning set forth in Section 4.20.

         "Intellectual Property" shall mean all trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, whether registered or unregistered, together with all goodwill, registrations and applications related to the foregoing (collectively,
"Trademarks"); patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing); Software; technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (collectively, "Trade Secrets"); rights of publicity and privacy relating to the use of the names, likenesses, voices, signatures and biographical information of real persons; in each case used in or necessary for the conduct of Company's business as currently conducted or contemplated to be conducted.

         "Irrevocable Proxies" shall have the meaning set forth in the preamble to this Agreement.

         "IRS" shall mean the United States Internal Revenue Service.

         "Law" shall mean statutes, common laws, rules, ordinances, regulations, codes, licensing requirements, orders, judgments, injunctions, decrees, licenses, agreements, settlements, governmental guidelines or interpretations, permits, rules and bylaws of a Governmental Authority.

         "Leased Real Property" shall have the meaning set forth in Section 4.28(b).

         "Leases" shall have the meaning set forth in Section 4.28(b).

         "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         "Material Adverse Effect" shall mean, with respect to any Person, any event, circumstance, change, condition, development or occurrence either individually or in the aggregate with all other events, circumstances, changes, conditions, developments or occurrences, resulting in or reasonably likely to result in a material adverse effect on (i) the business (as now conducted or as now proposed by such Person to be conducted), results of operations, condition (financial or otherwise), assets or liabilities (contingent or otherwise), or prospects of such Person and its Subsidiaries, taken as a whole, (ii) the legality or enforceability of this Agreement, or (iii) the ability of such Person to perform its obligations and to consummate the transactions under this Agreement.

         "Materials of Environmental Concern" shall have the meaning set forth in Section 4.17.

         "Merger" shall have the meaning set forth in Section 2.1(a).

         "Merger Consideration" shall have the meaning set forth in Section 2.2(a).

         "MergerSub"  shall  mean   BD   Recapitalization   Corp.,  a   Delaware
corporation.

         "MergerSub Common Shares" shall mean the common stock, $0.01 par value, of MergerSub.

         "MergerSub Securities" shall have the meaning set forth in Section 5.8.

         "MergerSub Series A Preferred Shares" shall mean the shares of 14% Series A Senior Redeemable Exchangeable Cumulative Preferred Stock of MergerSub.

         "MergerSub Series B Preferred Shares" shall mean the shares of 12% Series B Junior Redeemable Exchangeable Cumulative Preferred Stock of MergerSub.

         "Minimum  Lease  Consents"  shall  mean  (i) any and  all  consents  of landlords under the Leases for all Leased Real Property at which the distribution centers of the Company and its Subsidiaries are located, (ii) any and all consents of landlords under the Leases required by MergerSub's lender(s) in connection with the Financing, except with respect to leaseholds which the Agents (as defined in the Financing Letters) determine are immaterial to the collateral package (as contemplated by the Financing Letters) as a whole, and
(iii) any and all consents of landlords under the Leases sufficient to ensure that, as of the Effective Time, the stores (on an annualized basis) occupied under the Leases for which the consents of the landlords thereunder were required under such Leases but have not been obtained do not account, in the aggregate, for more than five percent (5%) of the Company's total annual gross revenue for its fiscal year ended January 29, 2000 as indicated in the Company's accounting books and records.

         "New  Series A  Preferred  Stock"  shall have the  meaning set forth in
Section 2.2(f).

         "New Series A Preferred Stock Exchange Ratio" shall have the meaning set forth in Section 2.2(e).

         "New  Series B  Preferred  Stock"  shall have the  meaning set forth in
Section 2.2(g).

         "New Series B Preferred Stock Exchange Ratio" shall have the meaning set forth in Section 2.2(g).

         "Notice  of  Superior  Proposal"  shall have the  meaning  set forth in
Section 6.4(b).

         "Other Shares" shall have the meaning set forth in Section 2.2(a).

         "Options" shall mean Employee Options and Director Options.

         "Owned Real Property" shall have the meaning set forth in Section 4.28(a).

         "Permits" shall mean any licenses, franchises, permits, certificates, consents, approvals or other similar authorizations affecting, or relating in any way to, the assets or business of the Company.

         "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including any government or political subdivision or any agency or instrumentality thereof.

         "Plans" shall have the meaning set forth in Section 4.13(a).

         "Proceeding" shall have the meaning set forth in Section 4.11.

         "Real Property" shall have the meaning set forth in Section 4.28(c).

         "Related Parties" shall have the meaning set forth in Section 4.27.

         "Replacement Policies" shall have the meaning set forth in Section 7.1.

         "Retained Shares" shall have the meaning set forth in Section 2.2(c).

         "Retaining Stockholders" shall have the meaning set forth in Section 2.2(c).

         "Rights" shall mean the preferred share purchase rights issued with respect to each share of Common Stock pursuant to the Rights Agreement.

         "Rights Agreement" shall mean the Rights Agreement, dated September 14, 1998, between the Company and American Stock Transfer and Trust Company as Rights Agent.

         "Roll-over  Schedule"  shall  have the  meaning  set  forth in  Section
2.2(d).

         "Roll-over Share Number" shall have the meaning set forth in Section 2.2(d).

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Shares" shall mean the Common Stock of the Company, including the Rights.

         "Software" means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code or object code form, (b) databases and compilations, including any and all data and collections of data, and (c) all documentation, including user manuals and training materials, relating to any of the foregoing.

         "Spread Amount" shall have the meaning set forth in section 2.6(b).

         "Subsidiary" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Superior Proposal" shall have the meaning set forth in Section 6.4(c).

         "Surviving Corporation" shall have the meaning set forth in Section 2.1(a).

         "System" shall have the meaning set forth in Section 4.19.

         "Tax or Taxes" shall mean (A) all taxes, charges, fees, duties, levies, penalties or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, sales, use, transfer, license, payroll, withholding, social security, franchise, unemployment insurance, workers' compensation, employer health tax or other taxes, fees, assessments or charges of any kind whatsoever, imposed by any Governmental Authority and shall include any interest, penalties or additions to any of the foregoing, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing agreement, tax allocation agreement, tax indemnity agreement, or other agreement that includes indemnification for any tax liability.

         "Tax Return" shall mean all returns, declarations, reports, forms, estimates, information returns, statements or other documents (including any related or supporting information) filed or required to be filed with or supplied to any Governmental Authority or any Person, in each case, in connection with any Taxes.

         "Terminal Date" shall have the meaning set forth in Section 10.1(b).

         "Third Party" shall have the meaning set forth in Section 6.4(c).

         "Third Party Acquisition" shall have the meaning set forth in Section 6.4(c).

         "Voting Agreement" shall have the meaning set forth in the Recitals hereto.

         "WARN Act" shall have the meaning set forth in section 6.6.

         "Year 2000 Compliant" shall have the meaning set forth in Section 4.19.



Section 1.2 Terms Generally.   The  definitions  in  Sections  1.1  shall  apply
            ---------------
equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation" even if not followed actually by such phrase unless the context expressly provides otherwise. All references herein to Sections, paragraphs and Exhibits shall be deemed references to Sections or paragraphs of or Exhibits to this Agreement unless the context shall otherwise require. Unless otherwise expressly defined, terms defined in this Agreement shall have the same meanings when used in any Exhibit and terms defined in any Exhibit shall have the same meanings when used in this Agreement or in any other Exhibit. The words "herein," "hereof," "hereto" and "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement.


                                   ARTICLE II
                                   THE MERGER


Section 2.1 The Merger.
            ----------

(a) At the Effective Time, MergerSub shall be merged with and into the Company in accordance with Delaware Corporate Law and the terms and conditions hereof (the "Merger"). Upon consummation of the Merger, the separate existence of MergerSub shall cease and the Company shall be the surviving corporation (the "Surviving Corporation").

(b) As soon as practicable after satisfaction (or, to the extent permitted hereunder, waiver) of all conditions to the Merger, the Company and MergerSub will file a certificate of merger with the Secretary of State of the State of Delaware in accordance with Delaware Corporate Law and make all other filings or recordings required by Law in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is certified by the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (such date and time being referred to herein as the "Effective Time").

(c) The Merger shall have the effects set forth in the Delaware Corporate Law.

Section 2.2 Conversion (or Retention) of Shares. At the Effective Time, pursuant
            -----------------------------------
to this Agreement and by virtue of the Merger and without any action on the part of MergerSub, the Company or the holders of any of the following securities:

(a) Each share of Common Stock issued and outstanding immediately prior to the Effective Time other than: (i) any shares of Common Stock to be canceled pursuant to Section 2.2(b), (ii) each share of Common Stock to remain outstanding pursuant to Section 2.2(c) or 2.2(d), and (iii) each Dissenting Share complying with Section 2.5, shall be canceled, retired and shall cease to exist and shall be converted automatically into the right to receive an amount equal to $22 in cash, without interest (the "Merger Consideration"), payable to the holder thereof upon surrender of the certificate formerly representing such share of Common Stock in the manner provided in Section 2.3; and no other consideration shall be delivered or deliverable on or in exchange therefor (the shares of Common Stock being converted into the right to receive the Merger Consideration are hereinafter referred to as the "Other Shares.")

(b) Each Share held in the treasury of the Company and each Share owned by any of the Company's Subsidiaries or by MergerSub, if any, immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

(c) The shares of Common Stock registered in the names of the persons (the "Retaining Stockholders") listed and as set forth in Section 2.2(c) of the Disclosure Letter (collectively, the "Retained Shares") shall not be converted, exchanged or canceled as provided above but shall remain outstanding.

(d) That number of shares of Common Stock registered in the names of the persons (which shall not include the Retained Shares) and as identified in a schedule prepared by the Company (the "Roll-over Schedule"), shall not be converted, exchanged or canceled as provided in Sections 2.2(a) or (b) above, but shall remain outstanding. The Roll-over Schedule shall be delivered by the Company to MergerSub prior to the consummation of the Merger, and shall identify a number of shares of Common Stock to remain outstanding (the "Rollover Share Number") and a number of Options to remain outstanding such that (x) the sum of (A) the product of $22 and the Rollover Share Number, and (B) the Aggregate Spread Amount (as defined in Section 2.6(b) hereof and subject to the adjustment provided in Section 2.6(c)) for all Options identified in the Roll-over Schedule (the "Aggregate Spread Amount") shall be less than or equal to (y) $1,735,927.

(e) Each MergerSub Common Share that is issued and outstanding immediately prior to the Effective Time shall be converted into one newly issued, fully paid and nonassessable shares of Common Stock (the "Common Share Exchange Ratio").

(f) Each MergerSub Series A Preferred Share that is issued and outstanding immediately prior to the Effective Time shall be converted into one newly issued, fully paid and nonassessable share of Series A Preferred Stock (the "New Series A Preferred Stock") of the Surviving Corporation (the "New Series A Preferred Stock Exchange Ratio"). The terms of the New Series A Preferred Stock shall be as provided in the Surviving Corporation's certificate of incorporation.

(g) Each MergerSub Series B Preferred Share that is issued and outstanding immediately prior to the Effective Time shall be converted into one newly issued, fully paid and nonassessable share of Series B Preferred Stock (the "New Series B Preferred Stock") of the Surviving Corporation (the "New Series B Preferred Stock Exchange Ratio"). The terms of the New Series B Preferred Stock shall be as provided in the Surviving Corporation's certificate of incorporation.

(h) If between the date of this Agreement and the Effective Time the number of outstanding Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination, exchange of shares or the like other than pursuant to the Merger, the amount of the Merger Consideration, the Common Share Exchange Ratio, the New Series A Preferred Stock Exchange Ratio and the New Series B Preferred Stock Exchange Ratio and the Roll-over Share Number shall be correspondingly adjusted and, if and as appropriate, all other appropriate corresponding adjustments shall be made, including, without limitation, as necessary to properly adjust the numbers in Sections 2.2(c) and (d).

Section 2.3 Payment of Cash for Other Shares.
            --------------------------------

(a) At the Effective Time, the Surviving Corporation shall irrevocably deposit or cause to be deposited with a bank or trust company to be designated by the Surviving Corporation which is organized and doing business under the laws of the United States or any state thereof and has a combined capital and surplus of at least $100,000,000 (the "Disbursing Agent"), as agent for the holders of Other Shares, cash in the aggregate amount required to pay the Merger Consideration in respect of the Other Shares outstanding immediately prior to the Effective Time. Pending distribution pursuant to Section 2.3(b) hereof of the cash deposited with the Disbursing Agent, such cash shall be held in trust for the benefit of the holders of Other Shares and such cash shall not be used for any other purposes; provided, however, that the Surviving Corporation may direct the Disbursing Agent to invest such cash, provided that such investments
(i) shall be obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or bankers acceptances of domestic commercial banks with capital exceeding $250,000,000 (collectively "Permitted Investments") or in money market funds which are invested solely in Permitted Investments and (ii) shall have maturities that will not prevent or delay payments to be made pursuant to Section 2.3(b) hereof. Each holder of a certificate or certificates representing Other Shares canceled and extinguished at the Effective Time pursuant to Section 2.2(a) hereof may thereafter in accordance with the provisions of Section 2.3(b) hereof, surrender such certificate or certificates to the Disbursing Agent, as agent for such holder of Other Shares, to effect the exchange of such certificate or certificates on such holder's behalf for a period ending six months after the Effective Time.

(b) As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Disbursing Agent to mail to each holder of record of Other Shares, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates representing Other Shares shall pass, only upon delivery of such certificates to the Disbursing Agent and shall be in such form and have such other provisions not inconsistent with this Agreement as the Surviving Corporation may specify) and
(ii) instructions for use in effecting the surrender of certificates representing Other Shares in exchange for payment of the Merger Consideration. Upon surrender of a certificate or certificates representing Other Shares for cancellation to the Disbursing Agent or to such other agent or agents as may be appointed by the Surviving Corporation, together with such letter of transmittal, duly executed and completed, the holder of such certificate or certificates shall be entitled to receive in exchange therefor the Merger Consideration for each Other Share formerly represented by such certificate or certificates, and the certificate or certificates so surrendered shall forthwith be cancelled, less any amounts required to be withheld by applicable law. Until so surrendered and exchanged, each such certificate shall, after the Effective Time, be deemed to represent only the right to receive the Merger Consideration, and until such surrender and exchange, no cash or other consideration or payment of any kind shall be paid to the holder of such outstanding certificate in respect thereof.

(c) If payment is to be made to a Person other than the registered holder of the Other Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Disbursing Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Other Shares or establish to the satisfaction of the Disbursing Agent that such Tax has been paid or is not payable.

(d) After the Effective Time, there shall be no further transfers on the stock transfer books of the Surviving Corporation of the Other Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing Other Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

(e) If any cash deposited with the Disbursing Agent for purposes of payment in exchange for Other Shares remains unclaimed six months after the Effective Time, such cash; together with all interest and earnings thereon shall be returned to the Surviving Corporation, upon demand, and any such holder who has not converted his Other Shares into the Merger Consideration prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration. Notwithstanding the foregoing, the Surviving Corporation shall not be liable to any holder of Other Shares for any amount paid to a public official pursuant to applicable unclaimed property laws. Any amounts remaining unclaimed by holders of Other Shares six (6) years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority) shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

(f) Any portion of the Merger Consideration; together with all interest and earnings thereon made available to the Disbursing Agent pursuant to Section 2.5(a) to pay for Other Shares for which dissenter's rights have been perfected shall be returned to the Surviving Corporation, upon demand.

(g) No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate for Other Shares.

(h) From and after the Effective Time, the holders of Other Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Other Shares, other than the right to receive the Merger Consideration as provided in this Agreement.

(i) In the event that any certificate representing Other Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate representing Other Shares to be lost, stolen or destroyed and, if required by the Company, the posting by such holder of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against it with respect to such certificate representing Other Shares, the Disbursing Agent will issue in exchange for such lost, stolen or destroyed certificate representing Other Shares the Merger Consideration, and unpaid dividends and distributions on Other Shares deliverable in respect thereof pursuant to this Agreement and the Merger.

Section 2.4  Exchange of Stock  Certificates.  Immediately  after the  Effective
             -------------------------------
Time, the Surviving Corporation shall (i) deliver to the record holder of the certificates which immediately prior to the Effective Time represented all the outstanding shares of MergerSub Common Shares that were converted into the right to receive shares of Common Stock in accordance with Section 2.2(e), in exchange for such certificates, duly endorsed in blank, share certificates, registered in the name of such record holder, representing the number of shares of Common Stock to which such record holder is so entitled by virtue of Section 2.2(e),
(ii) deliver to the record holder of the certificates which immediately prior to the Effective Time represented all the outstanding MergerSub Series A Preferred Shares that were converted into the right to receive shares of New Series A
Preferred Stock in accordance with Section 2.2(f), in exchange for such certificates, duly endorsed in blank, share certificates, registered in the name of such record holder, representing the number of shares of New Series A Preferred Stock to which such record holder is so entitled by virtue of Section 2.2(f), and (iii) deliver to the record holder of the certificates which immediately prior to the Effective Time represented all the outstanding
MergerSub Series B Preferred Shares that were converted into the right to receive shares of New Series B Preferred Stock in accordance with Section 2.2(g), in exchange for such certificates, duly endorsed in blank, share certificates, registered in the name of such record holder, representing the number of shares of New Series B Preferred Stock to which such record holder is so entitled by virtue of Section 2.2(g). Such certificate will bear a legend restricting the transferability of such shares to the extent contemplated by the form of stockholders agreement attached as an exhibit to the Voting Agreement, which restrictions include restrictions designed to assure the Surviving Corporation that these shares will not be offered or sold in contravention of any federal or state securities laws.

Section 2.5 Dissenting  Shares.  Notwithstanding  Section 2.2,  Shares which are
            ------------------
issued and outstanding immediately prior to the Effective Time and which are held by a holder who has not voted such Shares in favor of the Merger and who has delivered a written demand for relief as a dissenting stockholder in the manner provided by Delaware Corporate Law and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to relief as a dissenting stockholder ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration. The holders of such Dissenting Shares shall be entitled only to such rights as are granted by Section 262 of Delaware Corporate Law. Each holder of Dissenting Shares who becomes entitled to payment for such Shares pursuant to Section 262 of Delaware Corporate Law shall receive payment therefor from the Surviving Corporation in accordance with Delaware Corporate Law; provided, however, that if any such holder of Dissenting Shares
(i) shall have failed to establish his entitlement to relief as a dissenting stockholder as provided in Section 262 of Delaware Corporate Law, (ii) shall have effectively withdrawn his demand for relief as a dissenting stockholder with respect to such Shares or lost his right to relief as a dissenting stockholder and payment for his Shares under Section 262 of Delaware Corporate Law, or (iii) shall have failed to file a complaint with the appropriate court seeking relief as to determination of the value of all Dissenting Shares within the time provided in Section 262 of Delaware Corporate Law, such holder shall forfeit the right to relief as a dissenting stockholder with respect to such Shares and each such Share shall be converted into the right to receive the appropriate Merger Consideration without interest thereon, from the Surviving Corporation as provided in Section 2.2. The Company shall give MergerSub prompt written notice of any demands received by the Company for relief as a dissenting stockholder and MergerSub shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of MergerSub, make any payment with respect to, or settle or offer to settle, any such demands.

Section 2.6 Stock Options.
            -------------

(a) Each Option, whether vested or unvested, that has an exercise price equal to or greater than $22 shall be canceled immediately prior to the Effective Time for no consideration.

(b) Immediately prior to the Effective Time, all other outstanding and vested Options (other than Options being retained pursuant to Section 2.6(c) hereof) shall be canceled and, in lieu thereof, as soon as reasonably practicable as of or after the Effective Time, the holders of such Options shall receive a cash payment from the Company equal to the product of (i) the total number of Shares previously subject to such Option and (ii) the excess (x) of the Merger Consideration that would be paid with respect to the Share subject to such Option if the Option were exercised over (y) the exercise price per Share subject to such Option (such excess, the "Spread Amount"), as reduced by any required withholding of taxes. Immediately prior to the Effective Time, all unvested Options other than Options being retained pursuant to Section 2.6(c) hereof shall be vested.

(c) Subject to the provisions of Section 2.2(d) hereof, at the Effective Time, those Options identified in the Roll-over Schedule shall not be converted, exchanged or canceled as provided above but shall remain outstanding, provided, however, that the exercise price of such Options shall be adjusted to $4.40 per Share and the number of Shares subject to such Options shall be adjusted such that the Aggregate Spread Amount for all such Options, after such adjustments, shall be equal to 80% of the Aggregate Spread Amount for all such Options immediately prior to such adjustments.


                                   ARTICLE III
                            THE SURVIVING CORPORATION


Section 3.1 Certificate of  Incorporation.  The certificate of  incorporation of
            -----------------------------
the Surviving Corporation shall be amended in the Merger to be the Certificate of Incorporation of MergerSub immediately prior to the Effective Time until amended in accordance therewith and with applicable law, except that Article First thereof shall continue to read, "The name of the Corporation (hereafter the "Corporation") is PETCO ANIMAL SUPPLIES, INC.".

Section 3.2 Bylaws.  The  bylaws of  MergerSub in effect at the  Effective  Time
            ------
shall be the bylaws of the Surviving Corporation (with the name of the Surviving Corporation changed, as appropriate) until amended in accordance therewith and in accordance with the certificate of incorporation of the Surviving Corporation and applicable law.

Section 3.3 Directors and Officers.  From and  after the Effective  Time,  until
            ----------------------
successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the directors of MergerSub at the Effective Time shall be the initial directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation, in each case to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


         The Company represents and warrants to MergerSub that, except as set forth in the corresponding sections or subsections of the Disclosure Letter delivered to MergerSub by the Company concurrently with entering into this Agreement (the "Disclosure Letter"):

Section  4.1  Corporate  Existence  and  Power.   Each  of the  Company  and its
              --------------------------------
Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers required to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, the Company and it Subsidiaries are qualified to do business in the states shown on Section 4.1 of the Disclosure Letter. The Company has heretofore made available to MergerSub true and complete copies of the currently effective amended and restated certificate of incorporation and bylaws or similar organizational documents of the Company and each of its Subsidiaries (as the same may be amended and restated as of the date hereof).

Section 4.2 Corporate  Authorization.   (a)  The Company has the full  corporate
            ------------------------
power and authority to execute and deliver this Agreement and, subject to approval of this Agreement by the affirmative vote of a majority of the votes represented by the shares of Common Stock outstanding on the record date to be established for the Company Stockholders Meeting, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of the Company have been (i) duly and validly authorized and adopted by the unanimous vote of the Special Committee and by the unanimous vote of the Company's Board of Directors, and (ii) determined to be fair to, advisable and in the best interests of the stockholders of the Company (other than the Retaining Stockholders) by the Special Committee and the Company's Board of Directors. The Special Committee and the Board of Directors have each recommended that the Stockholders of the Company adopt this Agreement and approve the Merger. No corporate proceedings on the part of the Company are necessary, as a matter of law or otherwise, for the consummation of the transactions contemplated hereby, other than the approval of this Agreement by the Company's stockholders at the Company Stockholders Meeting. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by MergerSub, is a valid and binding agreement of the Company enforceable against it in accordance with its terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditor's rights generally, (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (iii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the discretion of the court before which any enforcement proceeding therefor may be brought.

Section 4.3 Corporate  Records.   The  Company has made available to MergerSub a
            ------------------
complete and correct copy of the certificate of incorporation and bylaws, each as amended to date, of each of the Company and the Company's Subsidiaries. Each of the certificates of incorporation and bylaws so delivered is in full force and effect. The corporate records and minute books of the Company and the Company's Subsidiaries provided to MergerSub reflect all material action taken and authorizations made at meetings of such companies' Boards of Directors or any committees thereof and at any stockholders' meetings thereof.

Section 4.4 Consents and Approvals; No Violation.  The execution and delivery of
            ------------------------------------
this Agreement by the Company, the consummation of the transactions contemplated hereby (including completion of the Financing on the terms set forth in the Financing Letters) and the performance by the Company of its obligations hereunder will not:

(a) conflict with or result in any breach of any provision of the Company's Certificate of Incorporation or the Bylaws or other organizational documents;

(b) require any consent, approval, order, authorization or permit of, or registration, filing with or notification to, any Governmental Authority or any private third party except for (i) the filing of a pre-merger notification and report form by the Company under the HSR Act, (ii) the filing with the SEC of
(A) a proxy statement relating to the Company Stockholders Meeting (together with any amendments thereof or supplements thereto and any other required proxy materials, the "Company Proxy Statement"), (B) a Rule 13e-3 transaction statement on Schedule 13E-3 (the "Schedule 13E-3"), and (C) such reports under
Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) any registration, filing or notification required pursuant to state securities or Blue Sky laws, and (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Merger;

(c) result in the creation or imposition of any material Lien on any asset of the Company or any of its Subsidiaries or Affiliated Entities;

(d) result in any violation of or the breach of or constitute a default (with notice or lapse of time or both) under (or give rise to any right of termination, cancellation or acceleration or guaranteed payments under or to, a loss of a material benefit or result in the creation or imposition of a lien under) any of the terms, conditions or provisions of any note, lease, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective Affiliates may be bound, except for such violations, breaches, defaults, or rights of termination, cancellation or acceleration, losses or the imposition of liens as to which requisite waivers or consents have been obtained or will be obtained prior to the Effective Time or which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; or

(e) violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries, in such a manner as could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 4.5  Capitalization.   (a) The  authorized  capital stock of the Company
             --------------
consists of 100,000,000 shares of Common Stock, par value $0.0001 per share including the associated Rights and 2,000,000 shares of preferred stock, par value $0.0001 per share. As of the date hereof, (i) 21,107,329 shares of Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, and
(ii) an aggregate of 250,000 shares of preferred stock were designated as the company's Series A Junior Participating Preferred Stock, none of which are issued and outstanding. Section 4.5 of the Disclosure Letter contains a true, complete and correct list of all outstanding Options and all other options, warrants, rights or other securities convertible into or exercisable for shares of capital stock of the Company, the holders of such options, warrants, rights and other securities and the exercise price with respect to such securities.

(b) Except as set forth in this Section 4.5 and except as may result from the exercise, prior to the consummation of the Merger, of Options outstanding on the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or its Subsidiaries, (iii) options or other rights, other than the Rights, to acquire from the Company or its Subsidiaries, or obligations of the Company or its Subsidiaries to issue, any shares of capital stock, voting securities or securities of the Company, and (iv) no equity equivalent interests in the ownership or earnings of the Company or its Subsidiaries or other similar rights (the items in clauses (b)(i), (ii), (iii) and (iv) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

(c) Other than the Voting Agreement, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the shares of any capital stock of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries will be required to redeem, repurchase or otherwise acquire any shares of capital stock of the Company (other than pursuant to the Merger in accordance with the terms of this Agreement) or any of its Subsidiaries, as a result of the transactions contemplated by this Agreement.

(d) No agreement or other document grants or imposes on any shares of Common Stock any right, preference, privilege or restriction with respect to the transactions contemplated hereby (including, without limitation, any rights of first refusal). All of the outstanding shares of Common Stock are, and all shares of Common Stock that may be issued upon the exercise of outstanding Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiary or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in the Company, any of its Subsidiaries or any other Person.

(e) All of the issued and outstanding shares of capital stock of the Company's Subsidiaries are owned beneficially and of record by the Company, free and clear of all liens, charges, pledges, encumbrances, equities, voting restrictions, claims and options of any nature, and all such shares have been duly authorized, validly issued and are fully paid, nonassessable and free of preemptive rights. The Company has not made, directly or indirectly, any material investment in, advance to or purchase or guaranty of any obligations of, any Person other than obligations of its Subsidiaries.

Section 4.6 Company SEC Reports.
            -------------------

(a) The Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1996 under the Securities Act or the Exchange Act (such documents, as supplemented or amended since the time of filing, collectively, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) complied, in all material respects, with all applicable requirements of the Securities Act and the Exchange Act, as the case may be and
(b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements (the "Financial Statements") included or incorporated by reference in the Company SEC Reports (including any related notes and schedules) fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods set forth therein, in each case in accordance with past practices and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and subject, where appropriate, to normal year-end adjustments that would not be material in amount or effect).

(b) The Company has heretofore made available or promptly will make available to MergerSub a complete and correct copy of any amendments or modifications to any Company SEC Reports filed prior to the date hereof which are required to be filed with the SEC but have not yet been filed with the SEC.

(c) The Company will file with the SEC and promptly will make available to MergerSub true and complete copies of each form, registration statement, report, schedule, proxy or information statement and other documents (including exhibits thereto) required to be filed with the SEC under the Securities Act or the Exchange Act.

Section 4.7 Provided Information.  The information supplied or to be supplied by
            --------------------
the Company, for inclusion in (a) offering documents (the "Offering Documents") in connection with the Financing; (b) the Schedule 13E-3; and (c) the Company Proxy Statement will not, in the case of the Offering Documents and the Schedule 13E-3, as of the date thereof, of each amendment or supplement thereto and as of the Effective Time, and in the case of the Company Proxy Statement, either at the date mailed to the Company's Stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the Company Proxy Statement and the Schedule 13E-3, as to information supplied by the Company, will comply in all material respects with all applicable provisions of the Exchange Act.

Section 4.8 Absence of Certain Changes or Events.
            ------------------------------------

(a) Except as expressly contemplated by this Agreement, since the Balance Sheet Date, the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business and consistent with past practices, neither the Company nor any of its Subsidiaries has engaged in any transaction or series of related transactions material to the Company or its Subsidiaries other than in the ordinary course of business and consistent with past practices, and there has not been any event, occurrence or development, alone or taken together with all other existing facts, that, individually or in the aggregate, constitutes a Material Adverse Effect on the Company.

(b) Without limiting the generality of the foregoing Section 4.8(a), since the Balance Sheet Date there has not been:

               (i) any damage, destruction or loss to any of the assets or propertie of the Company or any of its Subsidiaries that, individually or in the aggregate, constitutes a Material Adverse Effect on the Company;

               (ii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) or capital return in respect of any shares of the Company's capital stock or any redemption, purchase or other acquisition by the Company or any of its Subsidiaries of any shares of the Company's capital stock or any repurchase, redemption or other purchase by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries, or any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

               (iii) any sale, assignment, transfer, lease or other disposition or agreement to sell, assign, transfer, lease or otherwise dispose of any of the assets of the Company or any of its Subsidiaries or other than in the ordinary course of business consistent with past practices;

               (iv) any acquisition (by merger, consolidation, or acquisition of stock or assets) by the Company or any of its Subsidiaries of any corporation, partnership or other business organization or division thereof or any equity interest therein for consideration, or any loans or advances to any Person;

               (v) any (a) incurrence of, (b) guarantee with respect to, or (c) provision of credit support for, any indebtedness by the Company or any of its Subsidiaries other than pursuant to the Company's existing credit facilities in the ordinary course of business or any creation or assumption by the Company or any of its Subsidiaries of any material Lien on any material asset;

               (vi)  any  material   change  in  any  method  of  accounting  or
          accounting practice (whether for financial accounting or Tax purposes) used by the Company or any of its Subsidiaries;

               (vii) (A) any employment, deferred compensation, severance or similar agreement entered into or amended by the Company or any of its Subsidiaries and any employee, in each case other than sales commission agreements and product promotional agreements entered into in the ordinary course of business consistent with past practices, (B) any increase in the compensation payable or to become payable by it to any of its directors or officers or generally applicable to all or any category of the Company's or any of its Subsidiaries' employees, (C) any increase in the coverage or benefits available under any vacation pay, company awards, salary continuation or disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any of the directors or officers of the Company or any of its Subsidiaries or generally applicable to all or any category of the Company's or any of its Subsidiaries' employees or (D) severance pay arrangements made to, for or with such directors, officers or employees other than, in the case of (B) and (C) above and only with respect to employees who are not officers or directors of the Company or any of its Subsidiaries, increases in the ordinary course of business consistent with past practices and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Company or any of its Subsidiaries;

               (viii) any revaluing in any material respect any of the assets of the Company or any of its Subsidiaries, including without limitation writing down the value of any assets or inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practices;

               (ix) any loan, advance or capital contribution made by the Company or any of its Subsidiaries to, or investment in, any person other than loans, advances or capital contributions, or investments of the Company made in the ordinary course of business consistent with past practices;

               (x) any adoption or amendment of any Plan (as defined in Section 4.13);

               (xi) any waiver, direct or indirect, by the Company or any of its Subsidiaries of (A) any right or rights of material value or (B) any payment of any material debt, liability or other obligation, except for non-material waivers and payments made in the ordinary course of business consistent with past practice;

               (xii) any change in or amendment  to the  Company's or any of its
          Subsidiaries'   Certificate   of   Incorporation,   Bylaws   or  other
          organizational documents;

               (xiii) any payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or assets (whether real, personal or mixed, tangible or intangible) to, or entering into of any agreement arrangement or transaction with or on behalf of, any officer, director, or employee of the Company, any of its Subsidiaries or any Affiliate of any of them, or any business or entity in which the Company, any Subsidiary or any Affiliate of any of them, or relative of any such Person, has any material, direct or indirect, interest, except for (i) directors' fees, (ii) compensation to the officers and employees of the Company in the ordinary course of business and consistent with past practices and (iii) advancement or reimbursement of expenses in the ordinary course of business and consistent with past practices;

               (xiv) any material modification or change that would result in a diminishment of coverage under any insurance policies; or

               (xv) any material reduction in any cash or short-term investments or their equivalent, other than to meet cash needs arising in the ordinary course of business, generally consistent with past practices; sale, assignment, disposition, transfer, pledge, mortgage or lease of any Owned Real Estate or Leased Real Estate;

               (xvi) any issuance, sale or disposition of any capital stock or other equity interest in the Company, except upon the valid exercise of Options in accordance with the terms thereof, or issuance or grant of any options, warrants or other rights to purchase any such capital stock or equity interest or any securities convertible into or exchangeable for such capital stock or equity interest or any other change in the issued and outstanding capitalization of the Company;

               (xvii) any amendment, alteration or modification in the terms of any currently outstanding options, warrants or other rights to purchase any capital stock or equity interest in the Company or any securities convertible into or exchangeable for such capital stock or equity interest, including without limitation any reduction in the exercise or conversion price of any such rights or securities, any change to the vesting or acceleration terms of any such rights or securities, or any change to terms relating to the grant of any such rights or securities;

               (xviii) any material changes in the business policies (including advertising, investment, marketing, pricing, purchasing, production, personnel, sales or budgeting) or organization of the Company, the Company's relationships with employees or the Company's relationships with suppliers, agents, servicers or customers that are material to the Company;

               (xix) any closure, shut down or other elimination of any of the Company's stores, offices, store franchises or any material change in the basic character of its business, properties or assets, other than those store closures effected or proposed to be effected as set forth in Section 4.8(b)(xix) of the Disclosure Letter and additional closures of stores which did not account in the aggregate for more than 1% of the Company's total annual gross revenue for the fiscal year ended January 29, 2000 as indicated in the Company's accounting books and records;

               (xx) any action which, if it had been taken after the date hereof, would have required the consent of MergerSub under Section 6.1 hereof.

               (xxi) any agreement to take any actions specified in this Section 4.8(b), except for this Agreement;

Section 4.9  Accounts Payable and Inventory. Since the Balance Sheet Date to the
             ------------------------------
date hereof, the Company has (i) discharged its material accounts payable and other material current liabilities and obligations in accordance with past practice, and (ii) purchased and maintained inventory in an amount which it reasonably believes to be appropriate for normal seasonal requirements of the Company's business and current business conditions and consistent with its past practices.

Section 4.10 No Undisclosed  Material  Liabilities.  There are no liabilities of
             -------------------------------------
the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company (including the notes thereto), other than:

(i) liabilities disclosed in the Company SEC Reports filed prior to the date hereof;

(ii) actual trade payables incurred in the ordinary course of business consistent with past practices;

(iii) liabilities  incurred to perform this Agreement and permitted  pursuant to
Section 6.1 hereof; and.

(iv) liabilities incurred in the ordinary course of business consistent with past practices;

provided,  however,  that,  no liability  listed in clauses (ii) and (iv) above,
--------   -------
individually or in the aggregate, constitutes a Material Adverse Effect on the Company or any of its Subsidiaries, taken as a whole.

Section  4.11  Litigation.  (a)  There  is no  action,  suit,  investigation  or
               ----------
proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries or their respective properties before any court or arbitrator or any Governmental Authority which, if determined adversely, would constitute a Material Adverse Effect on the Company (a "Proceeding") and (b) to the knowledge of the Company, there is no basis for any such Proceeding. All Proceedings disclosed in Section 4.11 of the Disclosure Letter have been timely reported to all applicable insurance carriers and no reservation of rights or denial of coverage has been issued by any such carrier. Neither the Company, any of its Subsidiaries nor any officer, director or employee of the Company or any of its Subsidiaries has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other Governmental Authority from engaging in or continuing any conduct or practice in connection with the business or assets of the Company or any of its Subsidiaries nor, to the Company's and its Subsidiaries' knowledge, is the Company, any of its Subsidiaries or any officer, director or employee of the Company or any of its Subsidiaries under investigation by any Governmental Authority related to the conduct of the Company's or any of its Subsidiaries' business. There is not in existence any order, judgment or decree of any court or other tribunal or other agency that is specifically applicable to the Company or any of its Subsidiaries enjoining or requiring the Company or any of its Subsidiaries' to take any action of any kind with respect to its business or assets.

Section 4.12  Taxes.
              -----

(a)  The  Company and  each of its  Subsidiaries  and  each  of  its  Affiliated
Entities:

               (i) have timely paid or caused to be paid all material Taxes required to be paid by it. The accruals for Taxes payable in Company's most recent consolidated financial statements are adequate to cover all material Taxes attributable to periods (or portions thereof) ending on the date of such financial statements, and no material Taxes attributable to periods following the date of such financial statements have been incurred other than in the ordinary course of business;

               (ii) have filed or caused to be filed in a timely and proper manner all material Tax Returns required to be filed by such entities with the appropriate Governmental Authority in all jurisdictions in which Tax Returns are required to be filed, and all such Tax Returns are true, correct and complete in all material respects; and

               (iii) have not requested or caused to be requested any extension of time within which to file any material Tax Return, which Tax Return has not since been filed.

(b) The Company has made available to MergerSub true, correct and complete copies of all United States federal Tax Returns filed by or on behalf of the Company or any of its Subsidiaries for all taxable periods ending on or after December 31, 1995.

(c) Neither the Company nor any of its Subsidiaries has been notified in writing by the Internal Revenue Service or any other Governmental Authority of any issues relating to Taxes in connection with any Tax Return filed by or on behalf of the Company or any of its Subsidiaries.

(d) There are no pending Tax audits relating to the Company or any of its Subsidiaries and no waivers of statutes of limitations have been given or requested by the Company or any of its Subsidiaries that are currently outstanding.

(e) No Liens for Taxes have been filed against the Company or any of its Subsidiaries, except for Liens for Taxes not yet due or payable for which adequate reserves have been provided for in the latest balance sheet of the Company.

(f) No unresolved deficiencies or additions to Taxes have been proposed, asserted, or assessed against the Company or any of its Subsidiaries.

(g) Neither the Company nor any of its Subsidiaries has received notice within the last three years from any Governmental Authority in a jurisdiction in which the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

(h) Neither the Company nor any of its Subsidiaries is (i) a party to any Tax sharing, Tax allocation or similar agreement, or (ii) bound by any closing agreement, offer in compromise or other agreement with any Governmental Authority.

(i) Neither the Company nor any of its Subsidiaries is required to include in its income any adjustment pursuant to Section 481 of the Code following the Effective Time.

(j) The Company is not currently a "United States real property holding corporation" ("USRPHC") within the meaning of Section 897(c)(2) of the Code, and the Company will not have been a USRPHC at any time within the period beginning five (5) years prior to the Effective Time and ending as of the Effective Time.

(k) As of the date of this Agreement, the Company has not undergone an "ownership change" within the meaning of Section 382(g) of the Code at any time during the period set forth in Section 382(i) of the Code. The Company will not undergo an "ownership change" (other than as a result of the Merger) at any time within the period beginning three (3) years prior to the Effective Time and ending as of the Effective Time.

Section 4.13 Employee Benefit Plans; ERISA.
             -----------------------------

(a) Section 4.13 of the Disclosure Letter contains a true and complete list of each employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, severance, change-in-control, or termination pay, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or any of its Subsidiaries, or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company or any of its Subsidiaries would be deemed a "single employer" within the meaning of Section 4001(b)(1) of ERISA, for the benefit of any current or former employee or director of the Company, or any of its Subsidiaries or any ERISA Affiliate (the "Plans"). Section 4.13(a) of the Disclosure Letter identifies each of the Plans that is an "employee welfare benefit plan," or "employee pension benefit plan" as such terms are defined in Sections 3(1) and 3(2) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans"). None of the Company, any of its Subsidiaries nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Plan or modify or change any existing Plan that would affect any current or former employee or director of the Company, any of its Subsidiaries or any ERISA Affiliate.

(b) With respect to each of the Plans, the Company has heretofore delivered or made available to MergerSub true and complete copies of each of the following documents, as applicable:

               (i) a copy of the Plan documents (including all amendments thereto) for each written Plan or a written description of any Plan that is not otherwise in writing;

               (ii) a copy of the annual report or Internal Revenue Service Form 5500 Series, if required under ERISA, with respect to each ERISA Plan for the last three Plan years ending prior to the date of this Agreement for which such a report was filed;

               (iii) a copy of the actuarial report, if required under ERISA, with respect to each ERISA Plan for the last three Plan years ending prior to the date of this Agreement;

               (iv) a copy of the most recent Summary Plan Description ("SPD"), together with all Summaries of Material Modification issued with respect to such SPD, if required under ERISA, with respect to each ERISA Plan, and all other material employee communications relating to each ERISA Plan;

               (v) if the Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof, if any;

               (vi) all contracts relating to the Plans with respect to which the Company, any of its Subsidiaries or any ERISA Affiliate may have any liability, including insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; and

               (vii) the most recent determination letter received from the IRS with respect to each Plan that is intended to be qualified under
          Section 401(a) of the Code.

(c) No liability under Title IV of ERISA has been incurred by the Company, any of its Subsidiaries or any ERISA Affiliate since the Effective Date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to the Company, or any of its Subsidiaries or any ERISA Affiliate of incurring any liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC"), which payments have been or will be made when due. To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the ERISA Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company, any of its Subsidiaries or any ERISA Affiliate made, or was required to make, contributions during the past six years.

(d) The PBGC has not instituted proceedings pursuant to Section 4042 of ERISA to terminate any of the ERISA Plans subject to Title IV of ERISA, and no condition exists that presents a material risk that such proceedings will be instituted by the PBGC.

(e) With respect to each of the ERISA Plans that is subject to Title IV of ERISA, the present value of accumulated benefit obligations under such Plan, as determined by the Plan's actuary based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accumulated benefit obligations.

(f) None of the Company, any of its Subsidiaries, any ERISA Affiliate, any of the ERISA Plans, any trust created thereunder, nor, to the Company's knowledge, any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which the Company, any of its Subsidiaries or any ERISA Affiliate could be subject to any material liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975(a) or (b), 4976 or 4980B of the Code.

(g) All contributions and premiums which the Company, any of its Subsidiaries or any ERISA Affiliate is required to pay under the terms of each of the ERISA Plans and Section 412 of the Code, have, to the extent due, been paid in full or properly recorded on the financial statements or records of the Company or its Subsidiaries, and none of the ERISA Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the ERISA Plans ended prior to the date of this Agreement. No lien has been imposed under Section 412(n) of the Code or
Section 302(f) of ERISA on the assets of the Company, any of its Subsidiaries or any ERISA Affiliate, and no event or circumstance has occurred that is reasonably likely to result in the imposition of any such lien on any such assets on account of any ERISA Plan.

(h) With respect to any ERISA Plan that is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA, (i) neither the Company, any of its Subsidiaries nor any ERISA Affiliate has, since September 26, 1980, made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA, (ii) no event has occurred that presents a material risk of a complete or partial withdrawal,
(iii) neither the Company, each of its Subsidiaries nor any ERISA Affiliate has any contingent liability under Section 4204 of ERISA, (iv) no circumstances exist that present a material risk that any such multi-employer plan will go into reorganization, and (v) the aggregate withdrawal liability of the Company, each of its Subsidiaries and the ERISA Affiliates, computed as if a complete withdrawal by the Company, each of its Subsidiaries and all of its ERISA Affiliates had occurred under each such multiemployer plan on the date hereof, would be zero.

(i) Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code.

(j) Each of the ERISA Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified. The Company has applied for and received a currently effective determination letter from the IRS stating that it is so qualified, and no event has occurred which would affect such qualified status.

(k) Any fund  established  under an ERISA Plan that is  intended  to satisfy the
requirements   of  Section   501(c)(9)  of  the  Code  has  so  satisfied   such
requirements.

(l) No amounts payable under any of the Plans or any other contract, agreement or arrangement with respect to which the Company or any of its Subsidiaries may have any liability could fail to be deductible for federal income tax purposes by virtue of Section 162(m) or Section 280G of the Code.

(m) No Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company, its Subsidiaries or any ERISA Affiliate after retirement or other termination of service (other than (i) coverage mandated by applicable laws, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company, any of its Subsidiaries or an ERISA Affiliate, or (iv) benefits, the full direct cost of which is borne by the current or former employee (or beneficiary thereof)).

(n) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event, (i) entitle any current or former employee, officer or director of the Company, any of its Subsidiaries or any ERISA Affiliate to severance pay, unemployment compensation or any other similar termination payment, or (ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer or director.

(o) There are no pending or, to the Company's knowledge, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary under any such Plan or otherwise involving any such Plan (other than routine claims for benefits).

Section 4.14 Labor Matters.
             -------------

(a) (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the knowledge of the Company and the Subsidiaries, threatened against or affecting the Company or any Subsidiary and during the past five years there has not been any such action; (ii) to the knowledge of the Company and the Subsidiaries, no union claims to represent the employees of the Company or any Subsidiary; (iii) neither the Company nor any Subsidiary is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any Subsidiary; (iv) none of the employees of the Company or any Subsidiary are represented by any labor organization and none of the Company or any Subsidiary have any knowledge of any current union organizing activities among the employees of the Company or any Subsidiary, nor does any question concerning representation exist concerning such employees; (v) Section 4.14 of the Disclosure Letter contains a true and complete list of each written personnel policy, rule or procedure applicable to employees of the Company or any of its Subsidiaries, true correct and complete copies of which have heretofore been made available to MergerSub; (vi) the Company and the Subsidiaries are, and have at all times been, in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation; (vii) there is no unfair labor practice charge or complaint against the Company or any Subsidiary pending or, to the knowledge of the Company and the Subsidiaries, threatened before the National Labor Relations Board or any similar state or foreign agency; (viii) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to the Company or any Subsidiary; (ix) to the knowledge of the Company and the Subsidiaries, no charges with respect to or relating to the Company or the Subsidiaries are pending before the Equal Employment Opportunity Commission or any other corresponding state agency, and the Company and the Subsidiaries have at all times been in material compliance with all federal and state laws and regulations prohibiting discrimination in the workplace including, without limitation, laws and regulations that prohibit discrimination and/or harassment on account of race, national origin, religion, gender, disability, age, workers compensation status or otherwise; (x) to the knowledge of the Company and the Subsidiaries, no federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation with respect to or relating to the Company and the Subsidiaries and no such investigation is in progress; and (xi) there are no material lawsuits, complaints, controversies or other proceedings pending or, to the knowledge of the Company and the Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract or employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship. There are no employment contracts or severance agreements with any employees of the Company and the Subsidiaries. The execution of this Agreement and the consummation of the transactions contemplated hereby shall not result in a breach or other violation of any collective bargaining agreement to which the Company or any Subsidiary is a party.

(b) Since the enactment of Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act"), the Company and the Subsidiaries have not effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any Subsidiary, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any Subsidiary; nor has the Company or any Subsidiary been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. None of the employees of the Company and the Subsidiaries has suffered an"employment loss" (as defined in the WARN Act).

Section 4.15 Compliance with Laws and Court Orders.
             -------------------------------------

(a) Neither the Company nor its Subsidiaries is in violation of, nor has it since January 1, 1996 violated, and to the knowledge of the Company nothing is under investigation with respect to or has been threatened to be charged with or given notice of any violation of, any applicable Law, except for possible violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. This Section does not relate to matters with respect to Taxes or Environmental Laws which are exclusively the subject of Sections 4.12 and 4.17, respectively.

(b) None of the Company, any of its Subsidiaries or any directors, officers, agents or employees of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment. Neither the Company nor any of its Subsidiaries has participated in any boycotts.

Section 4.16 Finders' Fees.  There is no fee payable to any  investment  banker,
             -------------
broker, finder or other intermediary which has been retained by or is authorized to act on behalf, of the Company or any of its Subsidiaries by the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

Section 4.17 Environmental  Matters.  (a) The Company,  its Subsidiaries and its
             ----------------------
Affiliated Entities are in compliance in all material respects with federal, state, local and foreign laws and regulations relating to pollution, protection or preservation of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, petroleum and petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon, or lead or lead-based paints or materials ("Materials of Environmental Concern"), or otherwise relating to the generation, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon (collectively, "Environmental Laws"), and including, but not limited to, compliance in all material respects with any Permits or the terms and conditions thereof; (b) neither the Company nor any of its Subsidiaries or its Affiliated Entities has received any communication or notice, whether from a Governmental Authority or otherwise, alleging any violation of or noncompliance with any Environmental Laws by any of the Company or its Subsidiaries or its Affiliated Entities or for which any of them is responsible, and there is no pending or, to the knowledge of the Company, threatened claim, action, investigation or notice by any person or entity alleging potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by the Company or its Subsidiaries or its Affiliated Entities, now or in the past, or (ii) any violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims"); and (c) to the knowledge of the Company, there are no past or present facts or circumstances that could reasonably be expected to form the basis of any material Environmental Claim against the Company or its Subsidiaries or its Affiliated Entities or against any person or entity whose liability for any Environmental Claim the Company or its Subsidiaries or its Affiliated Entities have retained or assumed either contractually or by operation of law. All Permits currently held or required to be held by the Company, its Subsidiaries and Affiliated Entities pursuant to any Environmental Laws are identified in Section 4.17 of the Disclosure Letter. The Company has provided or made available to MergerSub all assessments, reports, data, results of investigations or audits, and other information that is in the possession of or reasonably available to the Company and its Subsidiaries and Affiliated Entities regarding environmental matters pertaining to, or the environmental condition of the business of the Company and its Subsidiaries and Affiliated Entities, or the compliance (or noncompliance) by the Company, its Subsidiaries or Affiliated Entities with any Environmental Laws.

Section  4.18  Subsidiaries.  Section 4.18 of the  Disclosure  Letter lists each
               ------------
Subsidiary of the Company together with the jurisdiction of incorporation of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity interests owned by the Company or another Subsidiary of the Company. All the outstanding shares of capital stock of each Subsidiary have been validly issued, are fully paid and nonassessable and are owned by the Company, by another Subsidiary or by the Company and another such Subsidiary, free and clear of all Liens or any other limitation or restriction. Except for the capital stock of the Subsidiaries and ownership interests in the Affiliates described in Section 4.33, the Company does not own directly or indirectly, any capital stock or other ownership interest in any other Person.

Section 4.19 Year 2000 Matters.
             -----------------

(a) Except as disclosed in the Company SEC Reports, to the knowledge of the Company, the Company's central operating and accounting systems described in the Company's most recently filed Form 10-K (the "System") are Year 2000 Compliant.

(b)      "Year 2000 Compliant" means the System:

               (i) will accurately input, process and output all date and time data, whether from years in the same century or in different centuries, including by yielding correct results in arithmetic operations, comparisons, sequencing and sorting of date and time data and in leap year calculations; and

               (ii) will not operate abnormally or cease to operate, return an error message or otherwise fail due to date- or time-related processing relating to the then current date being on or after January 1, 2000 or any other date.

(c) The Company has not received any notification from any supplier of critical information technology systems or material service provider of any Year 2000-related problem that affects the Company.

Section  4.20  Insurance.  Each of the  Company and its  Subsidiaries  maintains
               ---------
insurance policies (the "Insurance Policies") against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Section 4.20 of the Disclosure Letter contains a complete and accurate list of all Insurance Policies of the Company and its Subsidiaries. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. Each of the Company and its Subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Insurance Policies have been filed in a timely fashion. Since the Company's formation, there have been no historical gaps in insurance coverage of the Company and/or its Subsidiaries.

Section 4.21 Suppliers.  Set forth in Section 4.21 of the Disclosure Letter is a
             ---------
list of the ten largest suppliers of the Company based on the dollar value of materials or products purchased by the Company for the fiscal year ended January 29, 2000. Since such date, there has not been, nor as a result of the Merger is there anticipated to be, any change in relations with any of the major suppliers of the Company and its Subsidiaries that, individually or in the aggregate, would result in a Material Adverse Effect. The existing suppliers of the Company and its Subsidiaries are adequate for the operation of the Company's business as operated on the date hereof.

Section 4.22  Personnel,  etc.  (a) Set forth in Section 4.22 of the  Disclosure
              ---------------
Letter is a list setting forth:


               (i) the name of each officer of each of the Company and the Company's Subsidiaries, specifying the title of each such Person; and

               (ii) the name of each director of each of the Company and the Company's Subsidiaries.

(b) The Company has heretofore provided MergerSub with a complete and accurate schedule of compensation which each of the officers referred to in clause (a) above is currently entitled to receive, and all payroll records relating to non-officer employees heretofore provided to MergerSub are accurate and complete.

Section 4.23 Stockholders Rights Plan. The Board of Directors of the Company has
             ------------------------
approved and adopted an amendment to the Rights Agreement, a copy of which has been previously delivered to MergerSub and which provides that neither the execution nor delivery of this Agreement nor the consummation of any of the transactions contemplated by this Agreement, including, without limitation, the Merger, shall be deemed to (i) cause MergerSub or any of its respective Affiliates to be deemed to be "Acquiring Persons" within the meaning of the Rights Agreement, (ii) constitute a "Triggering Event" within the meaning of the Rights Agreement, (iii) cause any Rights to become exercisable or to separate from the shares of Common Stock to which they are attached, or (iii) trigger any other provisions of the Rights Agreement, including giving rise to a Distribution Date (as defined in the Rights Agreement), and such amendment shall remain in full force and effect at all times from and after the date hereof.

Section 4.24  Contracts.  (a) Section 4.24 of the Disclosure  Letter  contains a
              ---------
complete and accurate list of all contracts (written or oral), undertakings, commitments or agreements (other than contracts, undertakings, commitments or agreements for employee benefit matters set forth in Section 4.13 of the Disclosure Letter and real property leases set forth in Section 4.28(b) of the Disclosure Letter) of the following categories to which the Company or any of its Subsidiaries is a party or by which any of them is bound (collectively, and together with the contracts, undertakings, commitments or agreements for employee benefit matters set forth in Section 4.13 of the Disclosure Letter and the real property leases set forth in Section 4.28(b) of the Disclosure Letter, the "Contracts"):

               (i) contracts requiring annual expenditures by or liabilities of the Company and its Subsidiaries in excess of One Million Dollars ($1,000,000) which have a remaining term in excess of one hundred eighty (180) days or are not cancellable (without material penalty, cost or other liability) within one hundred eighty (180) days;

               (ii) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments relating to the lending of money, whether as borrower, lender or guarantor, in excess of One Million Dollars ($1,000,000).

               (iii) contracts containing covenants limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business (other than prohibitions against engaging in business relating to specific product lines) or compete with any person, in any product line or line of business, or operate at any location;

               (iv) joint venture or partnership agreements or joint development or similar agreements pursuant to which any third party has been entitled or is reasonably expected to be entitled to share in profits or losses of the Company or its Subsidiaries;

               (v) contracts with any federal, state or local government which have a remaining term in excess of one year or are not cancellable (without material penalty, cost or other liability) within one year;

               (vi) other  contract or commitment in which the Company or any of its Subsidiaries has granted manufacturing rights or exclusive marketing rights relating to any product or service, any group of products or services or any territory; and

               (vii) as of the date hereof any other contract the performance of which could be reasonably expected to require annual expenditures by the Company or any of its Subsidiaries in excess of One Million Dollars ($1,000,000), except for purchase orders received in the ordinary course of business consistent with past practices.

(b) True and complete copies of the written Contracts and descriptions of verbal Contracts, if any, have been delivered or made available to MergerSub. Each of the Contracts is a valid and binding obligation of the Company and, to the Company's knowledge, the other parties thereto, enforceable against the other parties thereto in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement or similar laws affecting creditors' rights generally and by general principles of equity. Except for the execution of this Agreement and the consummation of the transactions contemplated hereby and thereby, no event has occurred which would, on notice or lapse of time or both, entitle the holder of any indebtedness issued pursuant to a Contract identified in Section 4.24 of the Disclosure Letter in response to paragraph (ii) above to accelerate, or which does accelerate, the maturity of any such indebtedness.

(c) None of the Company or its Subsidiaries is in breach, default or violation (and no event has occurred or not occurred through the Company's action or inaction or, to the knowledge of the Company, through the action or inaction of any third parties, which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of any Contract to which the Company or any of its Subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound, except for violations, breaches or defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

Section 4.25 Permits;  Compliance with Applicable Laws and Material  Agreements.
             ------------------------------------------------------------------
The Company and its Subsidiaries hold all material licenses, permits and authorizations necessary for the lawful conduct of its business, as now conducted, and such business is not being, and the Company and its Subsidiaries has not received any notice from any authority or person that such business has been or is being, conducted in material violation of any law, ordinance or regulation except to the extent that any such failure of conduct does not, individually or in the aggregate, constitute a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries are not in conflict with, or in default or violation of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company and its Subsidiaries or any of their respective properties is bound or affected, except to the extent that any such conflict, default or violation does not, constitute a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

Section 4.26 Intellectual Property.
             ---------------------

(a) Section 4.26(a) of the Disclosure Letter sets forth, for the Intellectual Property owned by the Company, a complete and accurate list of all U.S. and foreign (i) patents and patent applications; (ii) trademark registrations (including Internet domain registrations), trademark applications, and material unregistered trademarks; (iii) copyright registrations, and material unregistered copyrights. Section 4.26(a) of the Disclosure Letter lists all Software (other than readily available commercial software programs having an acquisition price of less than $50,000) which are owned, licensed, leased, by Company, and identifies which Software is owned, licensed, or leased, as the case may be.

(b) Section 4.26(b) of the Disclosure Letter sets forth a complete and accurate list of all agreements (whether oral or written) to which Company is a party or otherwise bound, (i) granting or obtaining any right to use or practice any rights under any Intellectual Property other than (A) licenses entered into in connection with acquisitions by the Company pursuant to which the Company or any of its Subsidiaries was granted the right to use any trademark or service mark previously used in the conduct of the business of the acquired company prior to such acquisition which are not, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, and (B) non-exclusive licenses to use Intellectual Property in connection with co-promotion or other marketing efforts which are not, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, or (ii) restricting the Company's rights to use any Intellectual Property, including license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, and including those licenses not set forth in Section 4.26(b) of the Disclosure Letter pursuant to
Section 4.26(b)(i)(A) and (B) above, the "License Agreements"). The License Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice of lapse of time or both) a default by any party under any such License Agreement. Company has not licensed or sublicensed its rights in any Intellectual Property other than pursuant to the License Agreements. No royalties, honoraria or other fees are payable by Company to any third parties for the use of or right to use any Intellectual Property except pursuant to the License Agreements.

(c) The Company owns, or has a valid right to use, free and clear of all Liens, all of the Intellectual Property. The Company is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application and registration listed on Section 4.26(b) of the Disclosure Letter.

(d) The Intellectual Property owned by Company, to the best of Company's knowledge, and any Intellectual Property used by Company, is subsisting, in full force and effect, and has not been cancelled, expired, or abandoned, and, to the best of the Company's knowledge, is valid and enforceable.

(e) There is no pending or threatened claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction (i) involving the Intellectual Property owned by Company or licensed to Company, or (ii) alleging that the activities or the conduct of the Company infringes upon, violates or constitutes the unauthorized use of the intellectual property rights of any third party or challenging the Company's ownership, use, validity, enforceability or registrability of any Intellectual Property. There are no settlements, forebearances to sue, consents, judgments, or orders or similar obligations other than the License Agreements which (i) restrict the Company's rights to use any Intellectual Property, (ii) restrict Company's business in order to accommodate a third party's intellectual property rights, or (iii) permit third parties to use any Intellectual Property owned or controlled by the Company.

(f) The conduct of Company's business as currently conducted or planned to be conducted does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party. No third party is misappropriating, infringing, diluting or violating any Intellectual Property owned or used by Company, and no such claims, suits, arbitrations or other adversarial proceedings have been brought against any third party by the Company.

(g) Company takes reasonable measures to protect the confidentiality of Trade Secrets, including requiring its employees and other parties having access thereto to execute written non-disclosure agreements. To the best of Company's knowledge, no Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement. To the best of Company's knowledge, no party to any non-disclosure agreement relating to its Trade Secrets is in breach or default thereof.

(h) No current or former partner, director, officer, or employee of Company (or any of their respective predecessors in interest) will, after giving effect to the transactions contemplated herein, own or retain any rights to use any of the Intellectual Property owned or used by the Company where such ownership or retention of rights would, individually or in the aggregate, constitute a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

(i) The consummation of the transaction contemplated hereby will not result in the loss or impairment of Company's right to own or use any of the Intellectual Property, nor will it require the consent of any Governmental Authority or third party in respect of any such Intellectual Property.

Section 4.27 Related Party  Transactions.  No (a) beneficial owner of 5% or more
             ---------------------------
of the Company's outstanding capital stock, nor (b) officer or director of the Company or (c) any Person (other than the Company) in which any such beneficial owner, officer or director owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such Persons) (collectively, "Related Parties") has any interest in: (i) any contract, arrangement or understanding with, or relating to, the business or operations of, the Company or any of its Subsidiaries; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company or any of its Subsidiaries; or
(iii) any property (real, personal or mixed), tangible or intangible, used in the business or operations of the Company or any of its Subsidiaries, excluding any such contract, arrangement, understanding or agreement constituting a Plan. Following the Effective Time, except for obligations set forth in this Agreement, neither the Company nor any of its Subsidiaries will have any obligations to any Related Party except for (i) accrued salary for the pay period commencing immediately prior to the Effective Time and (ii) the obligations set forth in the Company SEC Reports.

Section 4.28 Real Estate.
             -----------

(a) Owned  Properties.  Section 4.28 of the Disclosure Letter sets forth a true,
    -----------------
correct and complete list of all real property (including improvements thereon) owned by the Company (collectively, the "Owned Real Property"). With respect to each such parcel of Owned Real Property: (i) such parcel is free and clear of all encumbrances other than such encumbrances which do not materially interfere with the present use thereof; (ii) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any person the right of use or occupancy of any portion of such parcel; and (iii) there are no outstanding actions, rights of first refusal or options to purchase such parcel.

(b) Leased  Properties.  Section  4.28(b) of the Disclosure  Letter sets forth a
    ------------------
true, correct and complete list of all of the leases and subleases ("Leases") and each leased and subleased parcel of real property in which the Company or any of its Subsidiaries is a tenant, subtenant, landlord or sublandlord (collectively, the "Leased Real Property") and for each Lease indicates whether or not the consent of the landlord thereunder will be required in connection with (i) the Merger, (ii) the assignment of the Leases as collateral in respect of the Financing (assuming it occurs on the terms set forth in the Financing Letters) or (iii) the other transactions contemplated by this Agreement. The Company (either directly or through a Subsidiary) holds a valid and existing leasehold or subleasehold interest or landlord or sublandlord interest as applicable, under each of the Leases described in Section 4.28(b) of the Disclosure Letter. The Company has delivered or made available to MergerSub true, correct, and complete copies of each of the Leases. With respect to each
Lease: (i) the Lease is legal, valid, binding, enforceable and in full force and effect; (ii) the Lease will continue to be legal, valid, binding, enforceable and in full force and effect on the same terms and conditions following the Effective Time; (iii) neither the Company (or its applicable Subsidiary), nor to the knowledge of the Company, any other party to the Lease, is in breach or default under the Lease, and no event has occurred which, with notice or lapse of time, would constitute a breach or default by the Company (or such Subsidiary) or permit termination, modification or acceleration under the Lease by any other party thereto; (iv) the Company (or its applicable Subsidiary) has performed and will continue to perform all of its obligations under the Lease,
(v) the Company has not, and to the knowledge of the Company, no third party has repudiated any provision of the Lease; (vi) there are no disputes, oral agreements, or forbearance programs in effect as to the Lease other than (x) those arising in the ordinary course of business and (y) those which, individually or in the aggregate, do not constitute a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole; (vii) the Lease has not been modified in any respect, except to the extent that such modifications are disclosed by the documents previously delivered or made available to MergerSub; and (viii) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Lease.

(c) Real  Property  Disclosure.  Except  as  disclosed  on  Section  4.28 of the
    --------------------------
Disclosure Letter, there is no Real Property leased or owned by the Company or any of its Subsidiaries that is used in their business. The Owned Real Property and Leased Real Property are referred to collectively herein as the "Real Property." To the knowledge of the Company, each parcel of Real Property is in material compliance with all existing Laws, including, without limitation, (a) the Americans with Disabilities Act, 42 U.S. C. Section 12102 et seq., together with all rules, regulations and official interpretations promulgated pursuant thereto, and (b) all Laws with respect to zoning, building, fire, life safety, health codes and sanitation. The Company and its Subsidiaries have received no notice of, and have no knowledge of, any condition currently or previously existing on the Real Property or any portion thereof which may give rise to any violation of any existing Law applicable to the Real Property if it were disclosed to the authorities having jurisdiction over such Real Property other than those (x) arising in the ordinary course of business or (y) which do not constitute, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

(d) No Proceedings.  There are no proceedings in eminent domain, condemnation or
    --------------
other similar proceedings pending or, to the knowledge of the Company, threatened, affecting any portion of the Real Property. There exists no writ, injunction, decree, order or judgment outstanding, nor any litigation, pending or, to the knowledge of the Company, threatened, relating to the ownership, lease, use, occupancy or operation by any person of the Real Property.

(e) Current  Use. The current use of the Real  Property  does not violate in any
    ------------
material respect any instrument of record or agreement affecting such Real Property. There are no violations of any covenants, conditions, restrictions, easements, agreements or orders of any Governmental Authority having jurisdiction over any of the Real Property that affect such Real Property or the use or occupancy thereof other than those (x) arising in the ordinary course of business or (y) which do not, individually or in the aggregate, constitutes a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. No damage or destruction has occurred with respect to any of the Real Property that, individually or in the aggregate, has had or resulted in, or is reasonably likely to have or result in, a Material Adverse Effect on the Company or any of its Subsidiaries.

(f)  Insurance.  There are currently in effect such  insurance  policies for the
     ---------
Real Property as are customarily maintained with respect to similar properties. True, correct and complete copies of all insurance policies maintained by the Company and its Subsidiaries with respect to the Real Property have been delivered or made available to MergerSub. All premiums due on such insurance policies have been paid by the Company and the Company will maintain such insurance policies from the date hereof through the Effective Time or earlier termination of this Agreement. The Company has not received and has no knowledge of any notice or request from any insurance company requesting the performance of any work or alteration with respect to the Real Property or any portion thereof. The Company has received no notice from any insurance company concerning, nor is the Company aware of, any defects or inadequacies in the Real Property, which, if not corrected, would result in the termination of insurance coverage or increase its cost.

(g)  Condition  and   Operation  of   Improvements.   All  buildings  and  other
     ---------------------------------------------
improvements included within the Real Property (the "Improvements") are, in all material respects, in good condition and repair and adequate to operate such facilities as currently used, and, to the Company's knowledge, there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any significant respect with the current use, occupancy or operation thereof which interference would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. No Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other improvement not included in the Real Property.

(h) Permits.  All required or appropriate  certificates  of occupancy,  permits,
    -------
licenses, franchises, approvals and authorizations (collectively, the "Real Property Permits") of all Governmental Authorities having jurisdiction over the Real Property, the absence of which constitute a Material Adverse Effect on the Company, have been issued to the Company to enable the Real Property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are, as of the date hereof, in full force and effect. The Company has delivered or made available to MergerSub true, correct and complete copies of the Real Property Permits to MergerSub. The Company has not received or been informed by a third party of the receipt by it of any notice which constitutes a Material Adverse Effect on the Company from any Governmental Authority having jurisdiction over the Real Property threatening a suspension, revocation, modification or cancellation of any Real Property Permit and, to the knowledge of the Company, there is no basis for the issuance of any such notice or the taking of any such action.

Section  4.29  Assets.  The  assets  and  properties  of  the  Company  and  its
               ------
Subsidiaries, considered as a whole, constitute all of the material assets and properties which are reasonably required for the business and operations of the Company and its Subsidiaries as presently conducted. The Company and its Subsidiaries have good and marketable title to or a valid leasehold estate in, free and clear of any Liens, (i) all personal properties and assets reflected on the Company's Balance Sheet at the Balance Sheet Date (except for properties or assets subsequently sold in the ordinary course of business consistent with past practices), except as such, individually or in the aggregate, do not constitute a Material Adverse Effect on the Company.

Section 4.30 Opinion of Financial Advisor. The Special Committee and the Company
             ----------------------------
have received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation, the Special Committee's and the Company's financial advisor, to the effect that, as of the date hereof, the Merger Consideration to be received by the Company's stockholders (other than the Retaining Stockholders and the persons named in the Roll-over Schedule) is fair to such stockholders from a financial point of view. The written confirmation of such opinion has been provided to MergerSub.

Section 4.31 State  Anti-takeover  Statutes;  Delaware Section 203. The Company,
             -----------------------------------------------------
the Special Committee and the Board of Directors of the Company have each taken all action required to be taken by it in order to exempt this Agreement (as it may be amended from time to time), the Voting Agreement and the transactions contemplated hereby and thereby from, and such agreements and the transactions contemplated hereby and thereby are exempt from, the requirements of the provisions of Section 203 of the Delaware Corporate Law and other antitakeover laws and regulations of any state, including without limitation the State of Delaware. The Company has heretofore delivered to MergerSub complete and correct copies of (i) a resolution of the Special Committee and of the Board of Directors of the Company that Section 203 of Delaware Corporate Law and other antitakeover laws and regulations of any state, including without limitation the State of Delaware, are and shall be inapplicable to the Merger and the transactions contemplated by this Agreement and the Voting Agreement, as they may be amended from time to time, and (ii) the Company's certificate of incorporation, which provides that the Company elects not to be governed by
Section 203 of Delaware Corporate Law.

Section 4.32 International Trade Laws and Regulations.
             ----------------------------------------

(a) The Company and each of its Subsidiaries has complied and is in compliance with all Laws respecting international trade ("International Trade Laws") applicable in connection with the conduct of their respective businesses
(including as the same relates to record keeping requirements), except for possible violations which do not, individually or in the aggregate, constitute a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

(b) Neither the Company nor any of its Subsidiaries is or has been the subject of any civil or criminal investigation, litigation, audit, penalty, proceeding or assessment, liquidated damages proceeding or claim, forfeiture or forfeiture action, claim for additional customs duties or fees, denial orders, suspension of export privileges, governmental sanctions, or any other action, proceeding or claim by any foreign, federal, state, local or other Governmental Authority involving or otherwise relating to any alleged or actual violation of
International Trade Laws or relating to any alleged or actual underpayment of customs duties, fees, taxes or other amounts owed pursuant to any International Trade Laws and, to the knowledge of the Company and its Subsidiaries, there is no basis for any of the foregoing, except for possible proceedings, claims or actions which do not, individually or in the aggregate, constitute a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

(c) Neither the Company nor any of its Subsidiaries has engaged in or otherwise participated in, assisted or facilitated any transaction that is prohibited by any applicable embargo or related trade restriction imposed by the United States Office of Foreign Assets Control or any other agency of the United States government.

(d) Set forth on Section 4.32 of the Disclosure Letter is a list of each foreign jurisdiction to which the Company or any of its Subsidiaries exports any products, equipment, services or technology, each foreign jurisdiction from which the Company or any of its Subsidiaries imports any products, equipment, services or technology and each foreign jurisdiction to which the Company's or any of its Subsidiaries' products, equipment, services or technology (or products of such technology) are reexported. The Company and each of its Subsidiaries has complied and is in compliance with all International Trade Laws applicable in connection with the conduct of their respective businesses
(including as the same relates to recordkeeping requirements), except for possible violations which do not, individually or in the aggregate, constitute a Material Adverse Effect on the Company.

Section 4.33 Investments in Affiliated Entities.  Section 4.33 of the Disclosure
             ----------------------------------
Letter contains a true, complete and correct schedule of all securities of Persons other than Subsidiaries ("Affiliated Entities") that are owned by the Company (or its Subsidiaries) (the "Affiliated Entity Securities"). The Affiliated Entity Securities have been validly issued, are fully paid and nonassessable and are owned by the Company (or its Subsidiaries, as the case may be) free and clear of all Liens or any other limitation or restriction (including limitations of transfer, rights of first refusal or similar rights).

Section 4.34 Nasdaq Listing;  Holders of Equity Securities as of Record Date For
             -------------------------------------------------------------------
Most Recent  Meeting of  Stockholders.  As of the date hereof,  all  outstanding
-------------------------------------
shares of the Common Stock are designated as qualified for trading as a national market security on the National Association of Securities Dealers Automatic Quotation System. As of May 7, 1999, the record date (the "Annual Meeting Record Date") for the most recent meeting of the Company's stockholders , the Company had more than 800 holders of its equity securities, within the meaning of California Corporations Code Section 2115 ("Section 2115"). The Company is not subject to the requirements of subdivision (b) of Section 2115 of the California Corporations Code.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF MERGERSUB

         MergerSub represents and warrants to the Company that:

Section 5.1  Corporate  Existence  and Power.  MergerSub is a  corporation  duly
             -------------------------------
incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers to execute and deliver this Agreement and to consummate the Merger and the transactions contemplated hereby (including, without limitation, the Voting Agreements). Since the date of its incorporation, MergerSub has not engaged in any activities other than in connection with or as contemplated by this Agreement and the Merger or in connection with arranging any financing required to consummate the transactions contemplated hereby.

Section 5.2 Corporate  Authorization.  No corporate  proceedings  on the part of
            ------------------------
MergerSub are necessary, as a matter of law or otherwise, for the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by MergerSub and, assuming the due authorization, execution and delivery of this Agreement by the Company, is a valid and binding agreement of MergerSub enforceable against it in accordance with its terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditor's rights generally, (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (iii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the discretion of the court before which any enforcement proceeding therefor may be brought.

Section 5.3 Governmental Authorization.  The execution, delivery and performance
            --------------------------
by MergerSub of this Agreement and the consummation by MergerSub of the transactions contemplated by this Agreement require no action by or in respect of, or filing with, any Governmental Authority other than (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (b) compliance with any applicable requirements of the HSR Act; (c) compliance with the applicable requirements of the Exchange Act; (d) compliance with the applicable requirements of the Securities Act; (e) compliance with any applicable Federal, foreign or state securities or Blue Sky laws; and (f) such other items the failure of which to be obtained will not constitute a Material Adverse Effect on MergerSub.

Section 5.4  Non-contravention.  The  execution,  delivery  and  performance  by
             -----------------
MergerSub of this Agreement and the consummation by MergerSub of the transactions contemplated hereby do not and will not (a) contravene or conflict with the certificate of incorporation or bylaws of MergerSub, (b) contravene, conflict with or constitute a violation of any provision of law, regulation, judgment, order or decree binding upon MergerSub, or (c) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of MergerSub or to a loss of any benefit to which MergerSub is entitled under any agreement, contract or other instrument binding upon MergerSub which constitutes a Material Adverse Effect on MergerSub.

Section 5.5  Disclosure  Documents.  None of the  information  supplied or to be
             ---------------------
supplied by MergerSub regarding MergerSub for inclusion in the Company Proxy Statement will, at the date it is first mailed to stockholders of the Company or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

Section 5.6 Finders' Fees. Except for Credit Suisse First Boston and the parties
            -------------
providing the Financing, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of MergerSub who would be entitled to any fee or commission from MergerSub or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

Section 5.7  Financing.  MergerSub  has  delivered  to the  Company;  (i) signed
             ---------
counterpart(s) of the commitment letter(s) of Goldman Sachs Credit Partners L.P., Wells Fargo Bank N.A. and Trust Company of the West, dated as of the date hereof, pursuant to which such persons have agreed, subject to the terms and conditions set forth therein, to provide up to an aggregate of $525,000,000 of debt financing to the Company in connection with the transactions contemplated hereby and for working capital of the Company; (ii) the signed commitment letter of Green Equity Investors III, LP, pursuant to which Green Equity Investors III, LP has agreed, subject to the terms and conditions set forth in such letter, to make or cause to be made an equity investment in MergerSub of $92,500,000 and
(iii) the signed commitment letter of TPG Partners III, L.P., pursuant to which TPG Partners III, L.P. has agreed, subject to the terms and conditions set forth in such letter, to make or cause to be made an equity investment in MergerSub of $92,500,000. The foregoing commitment letters are referred to herein as the "Financing Letters". The Financing Letters are in full force and effect as of the date hereof. The funds contemplated to be provided by the Financing Letters would be sufficient to enable MergerSub and the Company to pay the full Merger Consideration as provided herein, to make all other necessary payments by it in connection with the Merger (including the repayment of certain outstanding indebtedness of the Surviving Corporation) and to pay all of the related fees and expenses (such amount of funds, the "Financing"). The Company shall use all reasonable efforts to cooperate with and assist MergerSub in obtaining the Financing.


                                   ARTICLE VI
                            COVENANTS OF THE COMPANY


Section 6.1 Conduct of the Company. Except as otherwise specifically provided in
            ----------------------
this Agreement, without the prior written consent of MergerSub, from the date hereof to the Effective Time, the Company and each of its Subsidiaries shall carry on its business in the ordinary and usual course of business and consistent with past practices and shall use its best efforts to (i) preserve intact its present business organization, (ii) maintain in effect all material federal, state and local Permits that are required for the Company or any of its Subsidiaries to carry on its business, (iii) keep available the services of its present employees and consultants and (iv) preserve its present relationships with its employees, consultants, customers, lenders, suppliers, licensors, licensees, landlords and others having significant business relationships with it. Without limiting the generality of the foregoing, and except as otherwise specifically provided in this Agreement, without the prior written consent of MergerSub, prior to the Effective Time, the Company and each of its Subsidiaries shall not and shall not permit its Subsidiaries to:

(a) propose or adopt any change in its certificate of incorporation or bylaws or comparable organizational documents;

(b) (i) merge with or acquire (by merger, consolidation, acquisition of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment) any corporation, partnership or other business organization or division thereof, or sell, lease or otherwise dispose of a material amount of assets (excluding sales of inventory or other assets in the ordinary course of business) or securities; (ii) waive, release, grant, or transfer any rights of value which are, individually or in the aggregate, material; (iii) modify or change in any respect any material Permit; (iv) incur, assume or prepay any indebtedness for borrowed money except in the ordinary course of business, consistent with past practices; (v) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any indebtedness of any other Person, except in the ordinary course of business consistent with past practices; (vi) mortgage, pledge or subject to any lien, charge or other encumbrance any of the Company's or its Subsidiaries' material assets, properties or business, whether tangible or intangible; (vii) make any loans, advances or capital contributions to, or investments in, any other Person, except in the ordinary course of business, consistent with past practices; (viii) authorize any capital expenditure or expenditures not in the ordinary course of business; (ix) pledge or otherwise encumber shares of capital stock of the Company or any of its Subsidiaries; (x) enter into any contract or agreement other than in the ordinary course of business consistent with past practices that would be material to the Company and its Subsidiaries, taken as a whole; or (xi) amend, modify or waive in any material respects any right under any material contract of the Company or any of its Subsidiaries, except as permitted by Section 6.1(d);

(c) enter into any new lease, sublease or other agreement in respect of the Real Property without MergerSub's prior written consent (which consent may be withheld in MergerSub's sole and absolute discretion), other than leases related to the opening of new stores entered into in the ordinary course of business consistent with past practices that are on terms consistent with the Company's past practices;

(d) extend, renew, replace, amend, modify or alter any existing Lease (other than in the ordinary course of business and consistent with past practices in connection with new store openings and distribution center expansions) in respect of the Real Property without MergerSub's prior written consent (which consent may be withheld in MergerSub's sole and absolute discretion);

(e) sell, contribute, assign or create any right, title or interest whatsoever in or to the Owned Real Property, or create or permit to exist thereon any lien, charge or encumbrance, or enter into any agreement to do any of the foregoing, without the prior written consent of MergerSub (which consent may be granted or withheld in MergerSub's sole and absolute discretion);

(f) take any action that would result in any representation or warranty of the Company contained in this Agreement which are qualified as to materiality becoming untrue as of the Effective Time or any representation or warranty not so qualified becoming untrue in any material respect as of the Effective Time;

(g) split, combine or reclassify any shares of, or declare, or set aside or pay any dividend (including, without limitation, an extraordinary dividend) or other distribution (whether in cash, stock or property or any combination thereof) in respect of, Company Securities or any other securities of the Company or any of its Subsidiaries or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities or any other securities of the Company or any of its Subsidiaries;

(h) adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit and welfare of any director, officer, employee, agent, consultant or person providing management services or increase in any manner the compensation or fringe benefits of any director, officer or any class of employees or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options or stock appreciation rights or the removal of existing restrictions in any benefit plans or agreements); make any loans to any of its officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons, whether pursuant to a Plan or otherwise; or grant, issue, accelerate, pay, accrue or agree to pay or make any accrual or arrangement for payment of salary or other payments or benefits pursuant to, or adopt or amend, any new or existing Plan; provided, however, that notwithstanding the foregoing, the Company shall be entitled to increase the compensation of employees and make minor modifications in personnel policies and procedures for non-officer employees, in each case in the ordinary course of business and consistent with past practices;

(i) except as required by applicable Law or GAAP, revalue in any material respect any of its assets, including writing down the value of inventory in any material manner, or write-off notes or accounts receivable in any material manner;

(j) pay, discharge or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practices;

(k) make any material Tax election or settle or compromise any material Tax liability;

(l) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company;

(m) authorize for issuance, issue, sell, deliver or agree or commit to issue sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities or any other securities of the Company or any of its Subsidiaries or equity equivalents;

(n) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(o) alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure or ownership of any Subsidiary;

(p) permit to lapse any material Permits;

(q) permit to lapse any registrations or applications for material Intellectual Property owned, licensed, or used by the Company; or

(r) agree or commit to do any of the foregoing.

Section 6.2 Company  Stockholders  Meeting. The Company shall cause a meeting of
            ------------------------------
its stockholders (the "Company Stockholder Meeting") to be duly called, noticed and held as promptly as practicable for the purpose of voting on the adoption of this Agreement and the Merger. In connection with the Company Stockholders Meeting, the Company will use its best efforts to obtain the necessary vote for adoption by its stockholders of this Agreement and the Merger and shall take all other action necessary or, in the reasonable opinion of MergerSub, advisable to secure any vote of stockholders required by Delaware Corporate Law to effect the Merger and will otherwise comply with all legal requirements applicable to such meeting. The Special Committee and the Board of Directors of the Company shall, unless the Special Committee or the Board of Directors of the Company, as the case may be, determines in its good faith judgment, after receiving the advice of its outside legal counsel and otherwise in accordance with the terms of this Agreement, that in order for the Special Committee or the Board of Directors of the Company, as the case may be, to comply with its fiduciary duties under applicable Law it must recommend a Superior Proposal, recommend that the stockholders of the Company approve this Agreement and the Merger.

Section 6.3 Access to  Information;  Right of  Inspection.  From the date hereof
            ---------------------------------------------
until the Effective Time, the Company and each of its Subsidiaries will, during normal business hours, (i) give MergerSub, its Affiliates and their respective officers, employees, counsel, accountants, financial advisors, financing sources and other agents and representatives full access to the offices, properties, warehouses and other facilities and to all contracts, internal reports, data processing files, books and records, Federal, state, local and foreign tax returns and records, commitments, books, records and affairs of the Company, whether located on the premises of the Company, its Subsidiaries or at another location; (ii) furnish promptly to MergerSub or its Affiliates a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws or regulations; (iii) permit MergerSub or its Affiliates to make such inspections as they may reasonably require; (iv) cause its officers to furnish MergerSub and its Affiliates such existing financial, operating and product data and other information with respect to the business and properties of the Company and its Subsidiaries as MergerSub or its Affiliates from time to time may reasonably request, including without limitation financial statements and schedules; (v) allow MergerSub and its Affiliates the opportunity to interview such employees and other personnel of the Company and its Subsidiaries; and (iv) otherwise instruct and cause the Company's and its Subsidiaries' employees, accountants, counsel and financial advisors to fully cooperate with MergerSub in its investigation of the business of the Company and its Subsidiaries; provided, however, that no investigation pursuant to this Section 6.3 or notice pursuant to Section 8.5 shall affect or be deemed to modify any representation or warranty made by the Company herein.

Section 6.4 Other Potential Acquirers.
            -------------------------

(a) Neither the Company, its Subsidiaries nor any of their respective Affiliates shall, nor shall the Company or its Subsidiaries or Affiliates authorize or permit any of their respective officers, directors, employees, representatives, legal counsel, financial advisors or other agents to, directly or indirectly, encourage, solicit, initiate, or engage in discussions or negotiations with or provide any non-public information to any person or group (other than MergerSub or its Affiliates or any designees of MergerSub or its Affiliates), or take any action designed to facilitate any inquiries or the making of any proposal with respect to, any Third Party Acquisition; and neither the Company nor any Subsidiary or Affiliated Entity shall enter into any agreement with respect to a Third Party Acquisition; provided, however, that nothing contained in this
Section 6.4(a) shall prevent the Special Committee or the Board of Directors of the Company from (i) taking and disclosing to the Company's stockholders a position as required by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender or exchange offer, provided, that such disclosure states that no action will be taken by the Special Committee or the Board of Directors of the Company or any other committee thereof, as applicable, in violation of this Section 6.4; and (ii) if it receives a written unsolicited expression of interest from a Person relating to the submission by such Person of a Superior Proposal, supplying to and receiving non-public information from such Person (subject to a customary confidentiality agreement which expressly permits the Company to fulfill its obligations set forth in the last sentence of this Section 6.4(a)), in response to such unsolicited Third Party Acquisition proposal as, and to the extent that, the Special Committee or the Board of Directors of the Company, as applicable, determines in its good faith judgment, after consultation with outside legal counsel, (A) such action is required in order to comply with its fiduciary duties under applicable Law, and (B) there is a reasonable prospect that such expression of interest will result in a Superior Proposal from such Person, provided, that, after consultation with outside legal counsel, the Company may conduct such discussions and negotiations as it believes are necessary in light of the fiduciary duties of the Special Committee and the Board of Directors of the Company concerning such unsolicited Third Party Acquisition proposal. The Company shall immediately terminate any pending discussion regarding any Third Party Acquisition (other than with MergerSub or its Affiliates or any designees of MergerSub or its Affiliates) and shall promptly notify MergerSub of (i) any inquiries or proposals received by, any non-public information requested from, or any negotiations or discussions sought to be initiated or continued with, the Company or any of its Subsidiaries or Affiliated Entities, (ii) any inquiries or proposals known by the Company to have been received by, any non-public information known by the Company to have been requested from, or any negotiation or discussions known by the Company to have been sought to be initiated or continued with, the Company or any of its Affiliates or any of the respective directors, officers, employees, agents or representatives of the foregoing, in each case from a person (other than MergerSub and its representatives and Affiliates) with respect to a Third Party Acquisition, and (iii) the terms thereof, including the identity of such third party and the general terms of any financing arrangement or commitment in connection with such Third Party Acquisition, and the Company agrees to promptly update MergerSub on an ongoing basis of the status thereof, including furnishing copies of any such written inquiries or offers.

(b) Except as set forth in this Section 6.4(b), neither the Special Committee nor the Board of Directors of the Company shall withdraw or modify its approval or recommendation of this Agreement, the Merger or the transactions contemplated hereby or approve or recommend, or cause or allow the Company or any Subsidiary to enter into any agreement with respect to, any Third Party Acquisition. If the Special Committee or the Board of Directors of the Company, by a majority disinterested vote determines in its good faith judgment after consultation with its outside legal counsel, that it is required to do so in order to comply with its fiduciary duties under applicable Law, the Special Committee or the Board of Directors of the Company, as applicable, may, in the event that it receives a Superior Proposal and in response thereto, (x) withdraw its recommendation of the transactions contemplated hereby or (y) approve or recommend such Superior Proposal but in each case only (i) after providing written notice to MergerSub (a "Notice of Superior Proposal") advising MergerSub that the Special Committee or the Board of Directors of the Company, as applicable, has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, and (ii) the Special Committee or the Board of Directors of the Company, as applicable, by a majority disinterested vote determines in its good faith judgment (after receipt of written advice of a financial adviser of nationally recognized reputation consistent with such determination and consultation with outside legal counsel) that any transaction proposed by MergerSub is not at least as favorable to the Company's stockholders (other than the Retaining Stockholders) as the Superior Proposal; provided, however, that (I) no action specified in clause (x) or (y) above shall be taken until the sixth Business Day after receipt of a Notice of Superior Proposal by MergerSub and (II) the Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless and until this Agreement is terminated by its terms pursuant to Section 10.1 and the Company has paid all amounts due to MergerSub pursuant to Section 10.2. Nothing contained in this Section 6.4(b) shall prevent the Special Committee or the Board of Directors of the Company from (i) taking and disclosing to the Company's stockholders a position as required by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender or exchange offer, provided, that such disclosure states that no action will be taken by the Special Committee or the Board of Directors of the Company in violation of this
Section 6.4, or (ii) disclosing the fact that the Special Committee or the Board of Directors, as applicable, has received a proposal for a Third Party Acquisition and the terms of such proposal, if the Special Committee or the Board of Directors of the Company, as applicable, determines, after consultation with outside legal counsel, that it is compelled to make such disclosure in order to comply with its fiduciary duties under applicable law or with federal securities laws.

(c) For the purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than MergerSub (a "Third Party"); (ii) the acquisition by a Third Party of any material portion of the assets of the Company and its Subsidiaries taken as a whole; (iii) the acquisition by a Third Party of fifteen percent (15%) or more of the outstanding Common Stock or the issuance by the Company of capital stock containing terms which are inconsistent with the consummation of the transactions contemplated by this Agreement; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any of its Subsidiaries of more than fifteen percent (15%) of the outstanding Shares; or (vi) the acquisition by the Company or any of its Subsidiaries by merger, joint venture or otherwise of any person, or any purchase of stock or assets or acquisition of any direct or indirect ownership interest or investment in any business such that, after such acquisition, the Company and its Subsidiaries' interest or investment in such business's annual revenues, net income or assets is greater than or equal to fifteen percent (15%) of the annual revenues, net income or assets of the Company. For purposes of this Agreement, a "Superior Proposal" means any bona fide written unsolicited proposal to acquire, by merger or otherwise, directly or indirectly for consideration consisting of cash and/or securities more than fifty percent (50%) of the Shares then outstanding or all or substantially all the assets of the Company and its Subsidiaries, taken as a whole (in either case, with funding that is at least as committed as the funding commitments in the Financing Letters), and otherwise for a consideration with a value higher than the Merger Consideration and on terms and conditions that the Special Committee or the Board of Directors of the Company, as applicable, by a majority disinterested vote determines in its good faith judgment (after receipt of written advice of a financial advisor of nationally recognized reputation consistent with such determination and consultation with outside legal counsel) (i) is capable of being so funded, and (ii) would, if consummated provide a higher value to the Company's stockholders (excluding the Retaining Stockholders) from a financial point of view than the transactions contemplated hereby and by any alternative transaction proposal made by MergerSub pursuant to Section 6.4(b) hereof;
provided, however, that such proposal or offer shall not be deemed to be a "Superior Proposal" unless the Special Committee or the Board of Directors of the Company, as applicable, reasonably determines that such proposal is reasonably likely to be consummated in accordance with its terms and that the financing required to consummate the transaction contemplated by such proposal or offer is capable of being, and is reasonably likely to be, obtained.

Section 6.5  Resignation of Directors.  Prior to the Effective Time, the Company
             ------------------------
shall deliver to MergerSub evidence satisfactory to MergerSub of the resignation of all directors of the Company effective as of the Effective Time.

Section 6.6 WARN Act. The Company  shall not, at any time prior to the Effective
            --------
Time, without the written consent of MergerSub and without complying fully with the notice and other requirements of the Worker Adjustment and Retraining Notification Act of 1988 ("WARN Act"), effectuate (1) a "plant closing" as defined in the WARN Act affecting any site of employment or one or more facilities or operating units within any site of employment of the Company; or
(2) a "mass layoff" as defined in the WARN Act affecting any site of employment of the Company; or any similar action under applicable state or foreign law requiring notice to employees in the event of a plant closing or layoff.

Section 6.7 Lease Consents. Notwithstanding the provisions of Section 8.2 below,
            --------------
the Company hereby covenants and agrees to use its reasonable best efforts to obtain the Minimum Lease Consents.


                                   ARTICLE VII
                             COVENANTS OF MERGERSUB


Section 7.1 Director and Officer  Liability.  The  Surviving  Corporation  shall
            -------------------------------
honor all of the Company's obligations to indemnify and hold harmless (including any obligations to advance funds for expenses) the present and former officers and directors of the Company in respect of acts or omissions occurring prior to the Effective Time to the extent provided under the Delaware General Corporate Law and the Company's certificate of incorporation and bylaws in effect on the date hereof, and such obligations shall survive the Merger and shall continue in full force and effect from the Effective Time until six (6) years after the Effective Time; provided, however, that such indemnification shall be subject to any limitation imposed from time to time under applicable Law. For a period of six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained the current policies of officers' and directors' liability insurance maintained by the Company (the "Current Policies") (provided that the Surviving Corporation may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amount containing terms and conditions that are no less favorable (the "Replacement Policies")) in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by such Current Policies; provided, however, that in no event will the Surviving Corporation be required to expend, per annum, in excess of 250% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for 250% of such annual premium); provided, further, that if the annual premium required to provide the foregoing insurance exceeds 250% of the annual premium currently paid by the Company, the Company shall provide as much of such insurance as can be purchased for such premium, and, any present or former officer or director of the Company who desires to be covered by the Current Policies may so elect and shall be covered by the Current Policies so long as such former officer or director pays the portion of the premium for such Current Policies in excess of the amount which the Surviving Corporation is obligated to pay pursuant to this Section 7.1.

                                  ARTICLE VIII
                     COVENANTS OF MERGERSUB AND THE COMPANY

         The parties hereto agree that:

Section 8.1 Reasonable Best Efforts. Subject to the terms and conditions of this
            -----------------------
Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Each party shall also refrain from taking, directly or indirectly, any action which would impair such party's ability to consummate the Merger and the other transactions contemplated hereby. Without limiting the foregoing, the Company shall use its reasonable best efforts to (i) take all action necessary or desirable so that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger or any of the other transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to any of the foregoing, take all action necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement. Each of the Company and MergerSub will use their reasonable best efforts to exempt the Company, the Surviving Corporation, this Agreement and the transactions contemplated hereby from the applicability and provisions of Section 2115 of the California Corporations Code. The Company shall deliver to MergerSub, within ten Business Days of the date hereof, a complete list of the Company's Leases as of the date hereof, and any amendments to such Leases.

Section 8.2 Consents and Approvals.  The Company and MergerSub  shall  cooperate
            ----------------------
with one another in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement. Each of the Company and MergerSub will, and will cause its respective Subsidiaries, if any, to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, approval, waiver, authorization, order or approval of, or any exemption by, any Governmental Authority or other public or private third party required to be obtained or made by the Company, MergerSub, or any of their respective Subsidiaries, if any, in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

Section 8.3 Certain Filings.
            ---------------

(a)  Securities  Laws.  The Company  and  MergerSub  shall use their  respective
     ----------------
reasonable best efforts to take or cause to be taken such actions as may be required to be taken under the Exchange Act, the Securities Act and any other federal securities laws, and under any applicable state securities or Blue Sky
Laws in connection with the Merger and the other transactions contemplated hereby, including, without limitation, the Company Proxy Statement, the Schedule 13E-3 and any other filings that may be required in connection with the Financing and the Offering Documents.

(b) Company Proxy  Statement;  Schedule 13E-3. In connection with the Merger and
    ------------------------
the Company Stockholders Meeting, the Company shall prepare and file with the SEC the Company Proxy Statement and a Rule 13e-3 Transaction Statement on
Schedule 13E-3 (the "Schedule 13E-3") relating to the Merger and the other transactions contemplated by this Agreement and shall use its best efforts to respond to the comments of the SEC and to cause the Company Proxy Statement to be mailed to the Company's stockholders, all as promptly as practicable; provided, however, that prior to the filing of the Company Proxy Statement and the Schedule 13E-3, the Company shall consult with MergerSub with respect to such filings and shall afford MergerSub reasonable opportunity to comment thereon. MergerSub shall provide the Company with any information for inclusion in the Company Proxy Statement and the Schedule 13E-3 which may be required under applicable law and which is reasonably requested by the Company. The Company shall promptly notify MergerSub of the receipt of comments of the SEC and of any request from the SEC for amendments or supplements to the Company Proxy Statement or the Schedule 13E-3 or for additional information, and will promptly supply MergerSub with copies of all correspondence between the Company or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Company Proxy Statement, the Schedule 13E-3 or the Merger. If at any time prior to the Company Stockholder Meeting any event should occur which is required by applicable law to be set forth in an amendment of, or a supplement to, the Company Proxy Statement or the Schedule 13E-3, the Company will promptly inform MergerSub. In such case, the Company, with the cooperation of MergerSub, will, upon learning of such event, promptly prepare and mail such amendment or supplement; provided, however, that prior to such mailing, the Company shall consult with MergerSub with respect to such amendment or supplement and shall afford MergerSub reasonable opportunity to comment thereon. The Company will notify MergerSub at least 48 hours prior to the mailing of the Company Proxy Statement, or 24 hours prior to the mailing of any amendment or supplement thereto, to the stockholders of the Company.

(c) Provided  Information.  The information  supplied by each of the Company and
    ---------------------
MergerSub for inclusion in any filing with the SEC, including, but not limited to, the Company Proxy Statement and the Schedule 13E-3, shall not, in the case of the Schedule 13E-3 as of the date thereof, the date of any amendment thereto, and as of the Effective Time, and in the case of the Company Proxy Statement, as of the time the Company Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, as of the time of the Company Stockholders Meeting, or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, in circumstances when made, or necessary in order to make the statements therein not misleading.

Section 8.4 HSR Act. The Company and MergerSub shall take all reasonable actions
            -------
necessary to file as soon as practicable notifications under the HSR Act and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any state attorney general or other Governmental Authority in connection with antitrust matters.

Section 8.5 Advice of Changes.  The Company and  MergerSub  shall  promptly give
            -----------------
notice to the other party upon becoming aware of any representation or warranty of the Company or MergerSub contained in this Agreement which is qualified as to materiality becoming untrue or inaccurate or, which is not qualified as to materiality, becoming untrue or inaccurate in any material respect or the failure by the Company or MergerSub to timely comply with or satisfy any material covenant or agreement to be complied with or satisfied by it under this Agreement and shall use its reasonable best efforts to prevent or promptly remedy same. No notice given hereunder shall affect or be deemed to modify any representation or warranty made by the Company or MergerSub herein.

Section 8.6 Financing.  MergerSub shall use commercially  reasonable  efforts to
            ---------
obtain the Financing, on terms reasonably acceptable to MergerSub, prior to the Terminal Date, provided, however, that the terms of the Financing Letters as of the date hereof shall be deemed to be acceptable to MergerSub. The Company agrees to provide, and will use commercially reasonable efforts to cause its Subsidiaries, its officers, employees, representatives and advisors, including legal and accounting, to provide, all necessary cooperation reasonably requested by MergerSub in connection with the Financing, including, without limitation, using commercially reasonable efforts to cause (a) appropriate officers and employees to be available on a customary basis for "road show" appearances and the preparation of disclosure documents in connection therewith and (b) its independent accountants and counsel to provide assistance to MergerSub for fees consistent with the Company's existing arrangements with such accountants and counsel.

Section  8.7  Recapitalization.  Each of the  Company  and  MergerSub  shall use
              ----------------
reasonable  best  efforts  to  cause  the  transactions   contemplated  by  this
Agreement, including but not limited to the Merger, to be accounted for as a recapitalization and such accounting treatment to be accepted by their respective accountants and the SEC, and each of the Company and MergerSub agrees that it shall take no action that would reasonably be likely to cause such accounting treatment not to be obtained.

Section 8.8 Public  Announcements.  MergerSub  and the Company will consult with
            ---------------------
each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby, and will not issue any such press release or make any such public statement prior to such consultation.

Section 8.9 Further  Assurances.  At and after the Effective  Time, the officers
            -------------------
and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or MergerSub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or MergerSub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section  8.10  Notices of  Certain  Events.  Each of the  parties  hereto  shall
               ---------------------------
promptly notify the other party of:


               (i) the receipt by such party of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

               (ii)  the   receipt   by  such  party  of  any  notice  or  other
          communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

               (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of such party's knowledge threatened against, or affecting such party which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or which relate to the consummation of the transactions contemplated by this Agreement.


                                   ARTICLE IX
                            CONDITIONS TO THE MERGER


Section 9.1 Conditions to the Obligations of Each Party.  The obligations of the
            -------------------------------------------
Company and MergerSub to consummate the Merger are subject to the satisfaction or waiver of the following conditions:

(a) This Agreement shall have been approved and adopted in accordance with the Delaware Corporation Law by the affirmative vote of the holders of a majority of the outstanding Common Shares;

(b) Any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated; and

(c) No provision of any applicable Law and no judgment, order, decree or injunction shall prohibit or restrain the consummation of the Merger; provided, however, that the Company and MergerSub shall each use their reasonable best efforts to have any such judgment, order, decree or injunction vacated.

Section 9.2  Conditions to the  Obligations  of MergerSub.  The  obligations  of
             --------------------------------------------
MergerSub to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

(a) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of the Company contained in this Agreement which are qualified as to materiality shall be true and all representations and warranties not so qualified shall be true in all material respects on the date hereof and as of the Effective Time (provided that representations made as of a specific date shall be required to be true as of such date only) as if made at and as of such time and MergerSub shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect;

(b) There shall not be pending (i) any action or proceeding by any Governmental Authority or (ii) any action or proceeding by any other Person, in any case referred to in clauses (i) and (ii), before any court or Governmental Authority that has reasonable likelihood of success seeking (w) to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or seeking to obtain material damages, (x) to restrain or prohibit MergerSub's (including its Affiliates) ownership or operation of all or any material portion of the business or assets of the Surviving Corporation or the Company or any of their Subsidiaries or Affiliated Entities, or to compel MergerSub or any of its Affiliates to dispose of or hold separate all or any material portion of the business or assets of the Surviving Corporation or the Company or any of their Subsidiaries, (y) to impose or confirm material limitations on the ability of MergerSub or any of its Affiliates to effectively control the business or operations of the Surviving Corporation or the Company or any of their Subsidiaries or effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by MergerSub or any of its Affiliates on all matters properly presented to the Company's stockholders, or
(z) to require divestiture by MergerSub or any of its Affiliates of any material amount of Shares, and no court, arbitrator or Governmental Authority shall have issued any judgment, order, decree or injunction, and there shall not be any statute, rule or regulation, that, in the sole judgment of MergerSub is likely, directly or indirectly, to result in any of the consequences referred to in the preceding clauses (w) through (z); provided, however, that MergerSub shall use its reasonable efforts to have any such judgment, order, decree or injunction vacated;

(c) The Company shall have obtained the Minimum Lease Consents and all consents, approvals, authorizations and permits required to be obtained prior to the consummation of the Merger from any third party in connection with this Agreement, the Merger and the other transactions contemplated hereby including, without limitation, the Financing (assuming it occurs on the terms set forth in the Financing Letters).

(d) The Financing and the retirement of all of the Company's and its Subsidiaries' indebtedness and the release of any related Liens shall have been consummated on terms acceptable to MergerSub, provided, however, that the terms of the Financing Letters as of the date hereof shall be deemed to be acceptable to MergerSub.

(e) The aggregate number of Shares of the Company at the Effective Time, the holders of which have demanded purchase of their shares from the Company in accordance with the provisions of Section 262 of the Delaware Corporate Law, shall not equal 10% or more of the Shares of the Company outstanding as of the record date for the Company Stockholder Meeting; (1)

(f) No change in accounting practices or policies after the date hereof shall cause MergerSub (after consultation with its accountants) to conclude that the Merger will not be recorded as a recapitalization for financial reporting purposes;

(g) The SEC shall not object (or, if the SEC so objects, shall not have withdrawn such objection) to the treatment of the transactions contemplated hereby as a recapitalization for accounting purposes.

(h) Since the date of this Agreement, there shall not have occurred any change, event, occurrence, development or circumstance which, individually or in the aggregate, constitutes a Material Adverse Effect on the Company.

Section 9.3 Conditions to the Obligations of the Company.  The obligation of the
            --------------------------------------------
Company to consummate the Merger is subject to the satisfaction or waiver of the following further condition:

(a) MergerSub shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of MergerSub contained in this Agreement which are qualified as to materiality shall be true and all representations and warranties not so qualified shall be true in all material respects on the date hereof and as of the Effective Time (provided that representations made as of a specific date shall be required to be true as of such date only) as if made at and as of such time and the Company shall have received a certificate signed by the President or any Vice President of MergerSub to the foregoing effect.

(b) The Company shall have received the opinion of a firm of nationally recognized reputation in such area to the effect that as of the Closing Date, after giving effect to the transactions contemplated hereby, including the Financing, the Company will not be insolvent or unable to pay its debts as they mature, and will not have unreasonably small capital. Such opinion shall be in form and substance similar to the opinion to such effect provided by a firm of nationally recognized reputation in such area to the lenders referred to in the Financing Letters, and otherwise as reasonably acceptable to the Company.


                                    ARTICLE X

                                   TERMINATION


Section 10.1 Termination. This Agreement may be terminated and the Merger may be
             -----------
abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a) By mutual written consent of the Company on the one hand and MergerSub on the other hand;

(b) By either the Company or MergerSub, if the Merger has not been consummated on or prior to (the "Terminal Date") the earlier of (x) November 1, 2000, and
(y) the later of (i) September 30, 2000, provided that such date shall be extended by one Business Day for each Business Day beyond 10 calendar weeks that pass between the date of the initial filing with the SEC of the Company Proxy Statement and the date the SEC advises the Company that it has completed its review of the Company Proxy Statement such that the Company may deliver definitive copies of the Company Proxy Statement to its stockholders; and (ii) the date 45 days after the SEC notifies the Company that it has completed its review of the Company Proxy Statement such that the Company may deliver definitive copies of the Company Proxy Statement to its stockholders; provided, however, that neither party shall have the right to terminate this Agreement if such party seeking to terminate this Agreement pursuant to this Section 10.1(b) is then in breach of any of its representations, warranties or obligations which are qualified as to materiality, or is then in breach in any material respect of any of its representations, warranties or obligations which are not so qualified;

(c) By either the Company or MergerSub, if MergerSub (in the case of termination by the Company) or the Company (in the case of termination by MergerSub) shall have breached any of its covenants or obligations under this Agreement which are qualified as to materiality, or breached in any material respect any of its covenants or obligations under this Agreement which are not so qualified, or any representation or warranty of MergerSub (in the case of termination by the Company) or of the Company (in the case of termination by MergerSub) shall have been incorrect as to those which are qualified as to materiality or incorrect in any material respect as to those which are not so qualified, when made or at the Effective Time, provided, however, that the party terminating pursuant to this
Section 10.1 (c) shall not be, at the time of such termination, in material breach of any of its covenants or obligations hereunder;

(d) By either the Company or MergerSub, if any court of competent jurisdiction in the United States or other United States federal or state Governmental Authority shall have issued a final order, decree or ruling, or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable; provided, that, the right to terminate this Agreement pursuant to this Section 10.1(d) shall not be available to any party whose breach of any provision of this Agreement results in the imposition of such order, decree, ruling or other action.

(e) By MergerSub (i) if prior to the consummation of the Merger, the Special Committee or the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to MergerSub its approval or recommendation of this Agreement or the Merger or shall have recommended or approved a Third Party Acquisition or, when required by applicable law, failed to take a position with respect thereto; or (ii) if there shall have occurred a Third Party Acquisition or the Company shall have entered into an agreement to effect a Third Party Acquisition; or (iii) if the Company, or any of the Company's Affiliates, or any of their respective officers, directors, employees, representatives, legal counsel, financial advisors or other agents, shall have breached any of the provisions of Section 6.4 hereof; or (iv) if prior to the consummation of the Merger, the Company shall have breached any of its obligations under Sections 6.2, 8.6 or 8.7 hereof or breached any of its obligations under Section 6.3 hereof in any material respect;

(f) By the Company if the Company simultaneously enters into a definitive agreement for a Superior Proposal in accordance with, and has otherwise complied with the terms of, Section 6.4 hereof, provided the Company has complied with all provisions thereof, including the notice provisions therein, and that it makes payment of the Termination Fee; or

(g) By either the Company or MergerSub if, at a duly held stockholders meeting of the Company or any adjournment thereof at which this Agreement is voted upon, the requisite stockholder vote in favor of the adoption of this Agreement shall not have been obtained.

The party desiring to terminate this Agreement pursuant to Sections 10.1(b) through (g) shall give written notice of such termination to the other party in accordance with Section 11.1 hereof.

Section 10.2  Termination Fee.
              ---------------

(a) Notwithstanding any other provision of this Agreement, if this Agreement is terminated pursuant to either of Sections 10.1(e)(i), (ii) or 10.l(f), then the Company shall immediately pay to MergerSub a break-up fee of $11,000,000 (the "Termination Fee"). In addition, (i) if this Agreement is terminated pursuant to
Section 10.1(e)(iv) or 10.1(g) then in the event that, after the date hereof and prior to such termination, either (A) a Third Party Acquisition occurs, or (B) any Third Party shall have made, proposed, communicated or disclosed an intention to make a proposal with respect to a Third Party Acquisition then the Company shall immediately pay to MergerSub the Termination Fee; or (ii) if this Agreement is terminated pursuant to Section 10.1(e)(iii) and within eighteen
(18) months following the termination of this Agreement (A) a Third Party Acquisition occurs or (B) the Company or any of its Subsidiaries shall have entered into a definitive agreement with respect to a Third Party Acquisition, then the Company shall immediately pay to MergerSub the Termination Fee upon the first to occur of any of the events specified in clause (A) or (B) of this clause (ii).

(b) The Company shall pay, or reimburse MergerSub, within two Business Days of submission of one or more statements therefor, accompanied by reasonable supporting documentation, for the amount of all out of pocket costs, fees and expenses reasonably incurred by any of them or on their behalf arising out of, in connection with, or related to this Agreement, the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, HSR Act and other filing fees, fees and expenses of printers, accountants, financial advisors, attorneys, consultants and appraisers, or any Person providing or proposing to provide any portion of the Financing, as well as commitment and other fees, charges and expenses of any such Person) (the "Expenses"); if this Agreement is terminated by MergerSub pursuant to Section 10.1(c), provided, that, the Company's aggregate payments and reimbursements pursuant to this Section 10.2(b) shall in no event exceed $3,000,000.

Section 10.3 Effect of Termination.  If this Agreement is terminated pursuant to
             ---------------------
Section 10.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto except to the extent that such termination results from the willful and material breach by a party of any representation, warranty or covenant contained in this Agreement and except that the agreements contained in Sections 10.2, 10.3, 11.1, 11.4 and 11.7 shall survive the termination hereof.


                                   ARTICLE XI

                                  MISCELLANEOUS


Section 11.1  Notices.  All notices,  requests and other  communications  to any
              -------
party hereunder shall be in writing (including telecopy or similar writing) and shall be given, if to MergerSub, to:

         BD Recapitalization Corp.

         c/o Leonard Green & Partners, L.P.
         11111 Santa Monica Blvd., Suite 2000
         Los Angeles, CA  90025
         Attention: Mr. John  G. Danhakl
         Telephone: (310) 954-0444
         Facsimile: (310) 954-0404

         and

         c/o Texas Pacific Group
         345 California  Street, Suite 3300
         San Francisco, CA  94104
         Attention:  Jonathan Coslet
         Telephone:  (415) 743-1500
         Facsimile:  (415) 743-1501


         with a copy to:

         Skadden, Arps, Slate, Meagher & Flom LLP
         300 South Grand Avenue, Suite 3400
         Los Angeles, California  90071-3144
         Attention:  Nicholas P. Saggese, Esq.
         Telephone:   (213) 687-5000
         Facsimile:    (213) 687-5600

         and

         Cleary, Gottlieb, Steen & Hamilton
         One Liberty Plaza
         New York, New York  10006
         Attention:  David Leinwand, Esq.
         Telephone:  (212) 225-2000
         Facsimile:  (212) 225-3999

         if to the Company, to:

         Petco Animal Supplies, Inc.
         9125 Rehco Road
         San Diego, CA  92121-2270
         Attention: Mr. Brian  Devine
         Telephone: (858) 453-7845
         Facsimile: (858) 638-2197

         with a copy to:

         Gibson, Dunn & Crutcher LLP
         333 South Grand Avenue
         Los Angeles, California  90071
         Attention: Andrew E. Bogen, Esq.
         Telephone: (213) 229-7000
         Facsimile: (213) 229-7520

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate telecopy confirmation is received or (ii) if given by any other means when delivered at the address specified in this Section 11.1.

Section 11.2 Survival of Representations and Warranties. The representations and
             ------------------------------------------
warranties contained herein and in any certificate or other writing delivered pursuant hereto shall survive until (but not beyond) the Effective Time. This
Section 11.2 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

Section 11.3 Amendments and Waivers.
             ----------------------

(a) Any  provision  of this  Agreement  may be  amended  or waived  prior to the
Effective Time if, and only if, such amendment or waiver is in writing and signed by each party, in the case of an amendment by the Company and MergerSub, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after the adoption of this Agreement by the
            --------   -------
stockholders of the Company, there shall be no amendment that by applicable Law requires further approval by the stockholders of the Company without the further approval of such stockholders.

(b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 11.4 Expenses. Except as provided in Sections 6.4 and 10.2 all costs and
             --------
expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section  11.5  Successors  and  Assigns;  Assignment.  The  provisions  of  this
               -------------------------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that MergerSub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Green Equity Investors III, LP, or TPG Partners III, L.P., or to any, direct or indirect, wholly owned subsidiary of either of them.

Section 11.6 Governing Law. This Agreement shall be construed in accordance with
             -------------
and governed by the law of the State of Delaware.

Section 11.7  Counterparts;  Effectiveness.  This Agreement may be signed in any
              ----------------------------
number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

Section 11.8  Severability.  If any term or other provision of this Agreement is
              ------------
invalid, illegal or incapable of being enforced by any Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 11.9 Specific Performance. The parties hereby acknowledge and agree that
             --------------------
the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

Section 11.10 Entire Agreement;  No Third-party  Beneficiaries.  This Agreement,
              ------------------------------------------------
(i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (ii) except for the provisions of Section 7.1, is not intended to confer upon any Person other than the parties any rights or remedies.

Section 11.1  "Knowledge".  As used in Article IV hereof,  all references to the
              -----------
knowledge of the Company shall refer to the actual knowledge of the officers and directors, regional managers and other employees with relevant compliance responsibility, of the Company.


                                   SIGNATURES


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        PETCO ANIMAL SUPPLIES, INC.


                                        By:_____________________________________
                                               Name:
                                               Title:


                                        BD Recapitalization Corp.


                                       By:______________________________________

                                               Name: John G. Danhakl
                                               Title:   President